Exhibit 10.4

LEASE

BETWEEN

350 MARINE PARKWAY LLC, GILLIKIN TRADE LLC,
LEWIS TRADE LLC, SPIEGL TRADE LLC, and
WELSH TRADE LLC, LESSOR

AND

ROCKET FUEL, INC., LESSEE

Suite 220
350 Marine Parkway
Redwood City, California 94065

February 17, 2009

SCHEDULE OF EXHIBITS

EXHIBIT “A”	Legal Description
EXHIBIT “B”	The Premises
EXHIBIT “C”	Lessor’s Furniture Inventory
EXHIBIT “D”	Commencement Memorandum

LEASE

Suite 220
350 Marine Parkway
Redwood City, California 94065

THIS LEASE (“this Lease”), dated for reference purposes as of February 17, 2009, is made and entered into by and between 350 MARINE PARKWAY LLC, a California limited liability company, GILLIKIN TRADE LLC, California limited liability company, LEWIS TRADE LLC, California limited liability company, SPIEGL TRADE LLC, California limited liability company, and WELSH TRADE LLC, California limited liability company, hereafter referred to as “Lessor,” and ROCKET FUEL, INC., a Delaware corporation, hereafter referred to as “Lessee.”

RECITALS:

A.                                    Lessor is the owner of the real property located in Redwood City, California 94065, commonly referred to as 350 Marine Parkway, Redwood City, California 94065, more particularly described on Exhibit “A” attached hereto and incorporated by reference herein, consisting of a parcel of land containing approximately 2.946 acres, together with all easements and appurtenances thereto (the “Land”) and a building thereon containing approximately 34,452 rentable square feet (the “Building”), and all other improvements located thereon (collectively, the “Improvements”). The real property referred to above, together with the Building and all other improvements thereon, is hereafter called the “Complex.”

B.                                    The portions of the Complex not covered by the Building are hereafter called the “Outside Areas.”

C.                                    Lessor and Lessee wish to enter into this Lease of certain premises located on the floor of the Building upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.                                      Lease.

(a)                            Lessor hereby leases to Lessee, and Lessee leases and hires from Lessor, those certain premises consisting of approximately five thousand one hundred eighty-seven (5,187) rentable square feet (the “Premises”) located on the second floor of the Building. This Lease shall be for the term, at the rental, and upon the covenants and conditions contained herein. The Premises are shown on Exhibit “B” attached hereto and incorporated by reference herein.

(b)                            “Lessee’s Share” as used in this Lease shall mean the percentage calculated by dividing the total number of rentable square feet of the Premises by the total number of rentable square feet in the Complex (34,452 rentable square feet). The parties agree that Lessee’s Share shall be 15.06% based upon the Premises consisting of approximately five thousand one hundred eighty-seven (5,187) rentable square feet (5,187/34,452).

(c)                                  All existing workstation furniture described on Exhibit “C” attached hereto and incorporated by reference herein located on the Premises on the date of the execution and delivery of this Lease shall remain on the Premises and may be used by Lessee during the term of this Lease without additional charge to Lessee. All of the existing workstation furniture located on the Premises and provided by Lessor pursuant to this subparagraph (c) shall remain the property of Lessor and shall be returned by Lessee to Lessor upon the expiration or earlier termination of the Lease term in serviceable condition and repair, normal wear and tear excepted.

2.                                      Initial Term.

(a)                                 The initial term of this Lease (the “initial term”) shall commence on or about March 15, 2009 (the “Commencement Date”), subject to the prior satisfaction of the conditions set forth in Paragraph 2(c). The Commencement Date shall be confirmed in writing by Lessor and Lessee by the execution and delivery of the Commencement Memorandum in the form attached hereto as Exhibit “D” and incorporated by reference herein. Provided this Lease has been executed and delivered by the parties by 5:00 PM Pacific time on Wednesday, February 18, 2009, if Lessor has not substantially completed Lessor’s Tenant Improvement Work in the Premises referred to in Paragraph 13(a) on or before March 31, 2009, Lessee shall have the right to terminate this Lease by giving written notice of termination to Lessor.

(b)                                 The initial term of this Lease shall expire on May 14, 2011 (the “Expiration Date”), unless sooner terminated in accordance with the provisions hereof.

(c)                                  The commencement of the initial term of this Lease on the Commencement Date specified in Paragraph 2(a) shall be subject to the prior satisfaction of the following conditions: (1) the prior execution and delivery of this Lease by the parties, (2) the payment by Lessee to Lessor upon the execution and delivery of this Lease, of the sum of Thirteen Thousand Seven Hundred Forty-five and Fifty-five Hundredths Dollars ($13,745.55) representing the Monthly Base Rent for the fourth month of the initial term, (3) the payment by Lessee to Lessor concurrently with the execution and delivery of this Lease of the sum of Twenty-eight Thousand Five Hundred Twenty-eight and Fifty Hundredths Dollars ($28,528.50) representing the Security Deposit referred to in Paragraph 7(a), and (4) substantial completion of Lessor’s Tenant Improvement Work to be performed by Lessor in the Premises referred to in Paragraph 13(a). Lessor warrants that on the Commencement Date the Premises and the Building will be in compliance with the Americans With Disabilities Act (ADA), applicable building codes, and all other applicable orders, regulations, rules, laws, statutes, ordinances and requirements of all governmental agencies or authorities (collectively, “Laws”), and with the roof membrane and roof structure and all of the systems of the Building in good operating condition and repair, including, but not limited to, the HVAC, mechanical, lighting, electrical, life safety, and plumbing systems, with the ceiling tiles in good condition, and with the roof in water tight condition.

(d)                                 Subject to the satisfaction of conditions (1), (2), and (3) set forth in Paragraph 2(c), and the delivery by Lessee to Lessor of written evidence that Lessee’s commercial general liability insurance coverage required by Paragraph 11(a) is in effect, Lessee and Lessee’s vendors and contractors shall have access to the Premises, on February 20, 2009 for the installation by Lessee at Lessee’s expense of Lessee’s furniture, trade fixtures, and telecommunications equipment, provided that Lessee sand its vendors and suppliers shall not interfere with the construction of Lessor’s Tenant Improvement Work.

(e)                                  As used in this Lease, “term” or “term of this Lease” shall include the initial term and the option extension period, if exercised.

3.                                      Option to Extend.

(a)                       Lessor hereby grants to Lessee one (1) option to extend the term of this Lease for a period of twenty four (24) calendar months immediately following the expiration of the initial term (the “option extension period”). Lessee may exercise the foregoing option to extend by giving written notice of exercise to Lessor at least six (6) months, but not more than twelve (12) months, prior to the expiration of the initial term of this Lease (the “option exercise period”), provided that if there currently exists an Event of Default by Lessee (as defined in Paragraph 22) under this Lease that remains uncured after the expiration of notice and cure periods, if any, at the time of exercise of the option or at the commencement date of the option extension period, such notice shall be void and of no force or effect. The option extension period, if exercised, shall be upon the same terms and conditions as the initial term of this Lease, including the payment by Lessee of Lessee’s Share of increases in the Operating Expenses and Taxes pursuant to Paragraph 5, except that (1) the Monthly Base Rent during the option period, if exercised, shall be determined as set forth in Paragraph 3(c) hereof, (2) Lessor may adjust the hourly rate for after hours HVAC services as of the commencement date of the option extension period pursuant to Paragraph 15(b), (3) there shall be no additional option to extend, and (4) Lessee shall accept the Premises in their “as is” condition, subject to compliance with Laws as provided in Paragraph 2(c) and compliance with the Americans With Disabilities Act as provided in Paragraph 13(d) which shall also apply to the commencement of the option extension period. If Lessee does not exercise the option in a timely manner, the option shall lapse, time being of the essence. Subject to the foregoing, neither Lessor nor Lessee shall be required to perform any tenant improvement work with respect to the option extension period.

(b)                       The option to extend granted to Lessee by this Paragraph 3 is granted for the personal benefit of Rocket Fuel, Inc. (“Rocket Fuel”) only, and shall be exercisable only by Rocket Fuel or by an assignee or sublessee referred to in Paragraph 17(g) as a “Permitted Affiliate.” Said option may not be assigned or transferred by Rocket Fuel to, or exercised by, any assignee or sublessee, except as provided in Paragraph 17(g).

(c)                        The initial Monthly Base Rent for the Premises during the option extension period shall be determined pursuant to the provisions of this subparagraph (c) and shall be equal to the then current fair market Monthly Base Rent of the Premises on the commencement date of the option extension period as determined by agreement between the Lessor and Lessee reached prior to the expiration of the option exercise period, if possible, or by the process of appraisal if the parties cannot reach agreement.

Upon the written request by Lessee to Lessor received by Lessor no earlier than twelve (12) months prior to the expiration of the initial term, and no later than the eight (8) months prior to the expiration of the initial term, and prior to the exercise by Lessee of the option to extend, Lessor shall give Lessee written notice of Lessor’s good faith opinion of the amount equal to the fair market Monthly Base Rent of the Premises as of the commencement of the option extension period. Thereafter, upon the request of Lessee, Lessor and Lessee shall enter into good faith negotiations for up to thirty (30) days in an effort to reach agreement on the fair market Monthly Base Rent for the Premises on the commencement date of the option extension period.

If Lessor and Lessee are unable to agree upon the amount equal to the initial fair market Monthly Base Rent for the Premises on a full service basis, and thereafter, prior to the expiration of the option exercise period, Lessee exercises the option to extend, said amount of the initial Monthly Base Rent shall be determined by appraisal. The appraisal shall be performed by one appraiser if the parties are able to agree upon one appraiser. If the parties are unable to agree upon one appraiser, each party shall appoint an appraiser and the two appraisers shall select a third appraiser. Each appraiser selected shall be a member of the American Institute of Real Estate Appraisers (AIREA) with at least five (5) years of full-time commercial real estate appraisal experience in the Redwood City-Redwood Shores, California office rental market.

If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the amount equal to the fair market Monthly Base Rent for the Premises on the commencement date of the option extension period within fifteen (15) days following its selection. Said appraisal shall be binding on the parties as the appraised current “fair market Monthly Base Rent” for the Premises which shall be based upon what a willing new lessee would pay and a willing lessor would accept at arm’s length for premises comparable to the Premises determined with reference to comparable premises in the vicinity of the Complex of similar age, size, quality of construction and specifications (excluding the value of any improvements to the Premises made at Lessee’s cost) for a lease of similar duration to this Lease and taking into consideration that there will be no free rent, improvement allowance, or other concessions. If multiple appraisers are selected, each appraiser shall within ten (10) days of being selected make its determination of the amount equal to the initial fair market Monthly Base Rent for the Premises on a full service basis in simple letter form. If two (2) or more of the appraisers agree on said amount, such agreement shall be binding upon the parties. If multiple appraisers are selected and two (2) appraisers are unable to agree on said amount, the amount equal to the initial fair market Monthly Base Rent for the Premises shall be determined by taking the mean average of the appraisals; provided, that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average. Said initial Monthly Base Rent shall be adjusted annually on the anniversary of the commencement of the option extension period in the manner determined by the appraiser or appraisers to be consistent with the then prevailing market practice for comparable space in the Redwood City, California office rental market.

If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

(d)                            Thereafter, provided that Lessee has previously given timely notice to Lessor of the exercise by Lessee of the option to extend the term, Lessor and Lessee shall execute an amendment to this Lease stating that the Monthly Base Rent for the Premises as of the commencement of the option extension period shall be equal to fair market rent as agreed upon by Lessor and Lessee, or one hundred percent (100%) of the fair market rental for the Premises as determined by the appraisal process referred to above.

(e)                             Notwithstanding anything to the contrary contained in subparagraph (c) above, in no event shall the Monthly Base Rent at the commencement of the option extension period be less than the Monthly Base Rent in effect immediately prior to the commencement of the option extension period.

4.                                      Monthly Base Rent.

(a)              Lessee shall pay to Lessor during the term of this Lease Base Rent on a full service basis as follows:

			Monthly Base
Period	Sq. Ft.	Rate/sq. ft.	Rent (Full Service)
Months 1 – 3	5,187	$-0-/sq. ft.	$-0-
Months 4 –12	5,187	$2.65/sq. ft.	$13,745.55 full service
Months 13 – 26	5,187	$2.75/sq. ft.	$14,264.25 full service

(b)            Upon the execution and delivery of this Lease by Lessor and Lessee, Lessee shall pay to Lessor the sum of Thirteen Thousand Seven Hundred Forty-five and Fifty-five Hundredths Dollars ($13,745,55) representing the Monthly Base Rent for the fourth calendar month of the initial term.

(c)              Monthly Base Rent is determined on a full service basis and includes the Base Operating Expenses and Base Taxes referred to in Paragraph 5(b) hereof.

5.                                      Additional Rent: Increases in Operating Expenses and Taxes.

(a)             If Operating Expenses and/or Taxes as defined in Paragraphs 5(c) and 5(d), respectively, for any calendar year during the term of this Lease after the calendar year 2009 exceeds Base Operating Expenses and/or Base Taxes as defined in Paragraph 5(b), Lessee shall pay to Lessor, as “Additional Rent,” Lessee’s Share of such increase in Operating Expenses and Taxes in accordance with Paragraph 5(f) hereof.

(b)             “Base Operating Expenses” and “Base Taxes” shall mean the actual Operating Expenses and Taxes of the Complex for the calendar year 2009, adjusted to reflect a ninety-five percent (95%) occupancy rate of the Complex throughout such year.

(c)              “Operating Expenses,” as used herein, shall include all direct costs of management, operation, maintenance, and repair of the Complex and providing services to tenants of the Building as determined by generally accepted accounting principles (unless excluded by this Lease), including, but not limited to:

Personal property taxes related to the Complex; any parking taxes or parking levies imposed on the Complex in the future by any governmental agency; a pro rata portion of the management fee charged for the management and operation of the Complex, in an amount equal to four percent (4%) of the total gross income received by Lessor from the operation of the Complex (including Monthly Base Rent and Additional Rent received from tenants), such amount to be capped at four percent (4%) during the term of the Lease; water and sewer charges; waste disposal; insurance premiums for insurance coverages maintained by Lessor pursuant to Paragraph 11(b) hereof; license, permit, and inspection fees; charges for electricity, heating, air conditioning, gas, and any other utilities (including, without limitation, any temporary or permanent utility surcharge or other exaction); security; janitorial services and maintenance contracts; painting and repairing, interior and exterior; maintenance and replacement of floor and window coverings; repair and maintenance of air-conditioning, heating, mechanical and electrical systems, elevators, plumbing and sewage systems; compensation and related fringe benefits paid to a building engineer, if any, directly employed in the operation and maintenance of the Complex; landscaping and gardening of Outside Areas; glazing; repair, maintenance, cleaning, sweeping, striping, and resurfacing of the parking area; supplies, materials, equipment and tools in the maintenance of the Complex; costs for accounting services incurred in the calculation of Operating Expenses and Taxes and Lessee’s Share thereof as defined herein; Lessee’s Share of the amortized cost of the replacement of the HVAC system, elevators, replacement of the parking area, and any other improvements or replacements which would properly be capitalized under standard accounting practices, including the cost of any capital expenditures for any improvements or changes to the Complex which are required by laws, ordinances, or other governmental regulations adopted after the Commencement Date or for any items which are intended to and have the effect of reducing Operating Expenses, provided, however, that the cost of said capital improvements (together with interest on the unamortized balance at the rate equal to the effective rate of interest on Lessor’s bank line of credit at the time of completion of said improvements, but in no event in excess of ten percent (10%) per annum) shall be amortized on a useful life basis in accordance with standard accounting practices and treated as an Operating Expense, except that with respect to capital improvements made to save Operating Expenses such amortization shall not be at a rate greater than the anticipated savings in Operating Expenses. Operating Expenses shall also include any other expense or charge, whether or not described herein not specifically excluded by other provisions of this Lease, which in accordance with generally accepted accounting and management practices would be considered an expense of managing, operating, maintaining, and repairing the Complex.

(d)                                 Real property taxes and assessments upon the Complex, during each lease year or partial lease year during the term of this Lease are referred to herein as “Taxes.”

As used herein, “Taxes” shall mean:

(1)                                 all real estate taxes, assessments and any other taxes levied or assessed against the Complex including the Land, the Building, all improvements located thereon, and any increases in Taxes resulting from reassessments following any change in ownership of the Complex or any interest therein, by any new construction or major repairs to the Complex (“major repairs” are defined for this purpose as any repairs, work, alterations, or improvements to the Complex performed by Lessor or Lessee that cost in excess of Twenty Thousand Dollars ($20,000.00)), or change in valuation now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments; and

(2)                                 all other taxes which may be levied in lieu of real estate taxes, assessments, and other fees, charges, and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature by any authority having the direct or indirect power to tax, including without limitation any governmental authority or any improvement or other district or division thereof, for public improvements, services, benefits, or environmental matters which are assessed, levied, confirmed, imposed, or become a lien (a) upon the Complex; or (b) upon this transaction or any document to which Lessee is a party creating or transferring any interest in the Premises; and (c) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any tax previously included within the definition of “Taxes” or any tax the nature of which was previously included in the definition “Taxes.”

Not included within the definition of “Taxes” are any net income, profits, transfer, franchise, capital stock, estate or inheritance taxes imposed by any governmental authority; late payment penalties or interest, provided that Lessee is not in default in the payment of Monthly Base Rent or Additional Rent; or any increase in Taxes which are the result of leasehold improvements for any other tenant of the Complex which are substantially in excess of building standard improvements.

With respect to any assessments which may be levied against or upon the Complex, or the underlying realty thereof, which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration of any partial year) and statutory interest shall be included within the computation of the annual Taxes levied against the Complex, the Building and improvements thereon, and the underlying realty thereof.

(e)                                  The following costs (“Costs”) shall be excluded from the definition of Operating Expenses:

(1)                                 Costs occasioned by the act, omission or violation of law by Lessor, any other occupant of the Complex, or their respective agents, employees or contractors;

(2)                                 Costs for which Lessor receives reimbursement from others, including reimbursement from insurance;

(3)                                 The cost of any renovation, improvement, painting or redecorating of any portion of the Complex which is not a common area or not made available for Lessee’s use in common with other tenants;

(4)                                 Fees, commissions, attorneys’ fees, costs or other disbursements incurred in connection with negotiations or disputes with any other occupant of the Complex and costs arising from the violation by Lessor or any occupant of the Complex (other than Lessee) of the terms and conditions of any lease or other agreement;

(5)                                 Interest, charges and fees incurred on debt or payments on any deed of trust on the Complex;

(6)                                 Advertising or promotional costs or other costs incurred in procuring tenants;

(7)                                 Costs incurred in repairing, maintaining or replacing any structural elements of the Building and Complex for which Lessor are responsible pursuant to Paragraph 14(a) hereof;

(8)                                 Any wages, bonuses or other compensation of employees above the grade of the on site building engineer who perform or supervise the performance of general building maintenance, and any executive salary of any officer or employee of Lessor, including fringe benefits other than insurance plans and tax-qualified benefit plans, or any fee, profit or compensation retained by Lessor or its affiliates for management and administration of the Complex in excess of the sum specified in Paragraph 5(c) above;

(9)                                      General corporate overhead and general and administrative expenses of Lessor, except as specifically provided in Paragraph 5(c); and

(10)                               Leasing expenses and broker commissions payable by Lessor.

Lessor shall at all times use its best efforts to operate the Building and Complex in an economically reasonable manner at costs not disproportionately higher than those experienced by other comparable buildings in the market area in which the Premises are located (Redwood Shores).

(f)                                   As close as reasonably possible to the end of each calendar year commencing with the end of the calendar year 2009, Lessor shall notify Lessee of any increases in Operating Expenses and/or Taxes over the Base Operating Expenses and Base Taxes reasonably estimated by Lessor for the following calendar year. Concurrent with such notice, Lessor shall provide a description of such Operating Expenses and Taxes. Commencing on the first day of January of each calendar year after 2009 for which Lessor has estimated an increase in Operating Expenses and/or Taxes, and on the first day of each calendar month thereafter, Lessee shall pay to Lessor, as Additional Rent, one-twelfth (1/12th) of Lessee’s Share of the estimated increases in Operating Expenses and Taxes. If at any time during any such calendar year, it appears to Lessor that the Operating Expenses or Taxes for such year will vary from Lessor’s estimate, Lessor may, by written notice to Lessee, revise Lessor’s estimate for such year and the Additional Rent and Taxes payments by Lessee of Lessee’s Share of increases for such year shall thereafter be based upon such revised estimate. Lessor shall furnish to Lessee with such revised estimate written verification showing that the actual Operating Expenses or Taxes are greater than Lessor’s estimate. The increase in the monthly installments of Additional Rent and Taxes resulting from Lessor’s revised estimate shall not be retroactive, but the amount of the increases in Additional Rent and Taxes payable by Lessee for each calendar year shall be subject to adjustment between Lessor and Lessee after the close of the calendar year, as provided below.

As soon as practical after the end of the calendar year 2009, and as soon as practical after the end of each calendar year of the initial term thereafter, Lessor shall furnish Lessee a statement certified by a responsible employee or agent of Lessor (the “Operating Statement”) with respect to such year, prepared by an employee or agent of Lessor, showing Operating Expenses and Taxes broken down by component expenses, Base Taxes and Base Operating Expenses broken down by component expenses, Lessee’s Share of such increases in Operating Expenses and Taxes, and the total payments made by Lessee on the basis of any previous estimate of such Operating Expenses and Taxes, all in sufficient detail for verification by Lessee. Unless Lessee raises any objections to the Operating Statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct and Lessee shall have no right thereafter to dispute such statement or any item therein or the computation of Operating Expenses and/or Taxes. Lessee or its accountants shall have the right to inspect and audit Lessor’s books and records with respect to this Lease once each Lease year to verify actual Operating Expenses and/or Taxes. Lessor’s books and records shall be kept in accord with generally accepted accounting principles. If Lessee’s audit of Lessee’s Share of increases in the Operating Expenses and/or Taxes for any year reveals a net overcharge of Lessee of more than five percent (5%), Lessor promptly shall reimburse Lessee for the cost of the audit; otherwise, Lessee shall bear the cost of Lessee’s audit. If Lessee objects to Lessor’s Operating Statement, Lessee shall continue to pay on a monthly basis Lessee’s Share of the increases in Operating Expenses and/or Taxes based upon the prior year’s Operating Statement until the dispute is resolved.

If Lessee’s Share of the increases in the Operating Expenses and Taxes for the year as finally determined exceeds the total payments made by Lessee based on Lessor’s estimates, Lessee shall pay to Lessor the deficiency, within thirty (30) days after the receipt of Lessor’s Operating Statement. If the total payments made by Lessee on account of Lessee’s Share of any such increases based on Lessor’s estimate of the increases in Operating Expenses and/or Taxes exceed Lessee’s Share of the increases in Operating Expenses and/or Taxes as finally determined, Lessee’s extra payment (but not more than Lessee’s Share of such increases), plus the cost of the audit if charged to Lessor, shall be credited against payments of Lessee’s Share of increases in Additional Rent next due hereunder.

Notwithstanding the termination of this Lease, within thirty (30) days after Lessee’s receipt of Lessor’s Operating Statement or the completion of Lessee’s audit regarding the Operating Expenses and/or Taxes for the calendar year in which this Lease terminates, Lessee shall pay to Lessor or shall receive from Lessor, as the case may be, an amount equal to the difference between Lessee’s Share (prorated to the expiration date or the termination date of this Lease) of the increases in Operating Expenses and/or Taxes for such year, as finally determined (plus the cost of the audit if charged to Lessor), and the amount previously paid by Lessee on account thereof.

6.                                      Payment of Rent.

(a)                                 All rent shall be due and payable in lawful money of the United States of America at the address of Lessor set forth in Paragraph 24, “Notices,” without deduction or offset and without prior demand or notice, unless otherwise specified herein. Monthly Base Rent and Additional Rent payable by Lessee shall be payable monthly, in advance, on the first day of each calendar month. Lessee’s obligation to pay rent for any partial month at the expiration or termination of the term shall be prorated on the basis of the actual number of days in said calendar month.

(b)                                 If any installment of Monthly Base Rent, Additional Rent or any other sum due from Lessee is not received by Lessor within five (5) days after Lessor’s notice to Lessee that such amount has not been received when due, Lessee shall pay to Lessor an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of the late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount. Any amount not paid within ten (10) days after Lessee’s receipt of written notice that such amount is due shall bear interest from the date due until paid at the rate of ten percent (10%) per annum, in addition to the late payment charge.

Initials: Lessor             Lessee

7.                                      Security Deposit.

(a)                                 Lessee shall deposit with Lessor upon execution hereof the sum of Twenty-eight Thousand Five Hundred Twenty-eight and Fifty Hundredths Dollars ($28,528.50) (the “Security Deposit”), as security for Lessee’s faithful performance of Lessee’s obligations under this Lease. Lessor and Lessee agree that Lessor may apply the Security Deposit to the amounts reasonably necessary to remedy defaults by Lessee beyond applicable notice and cure periods in the payment of rent, to repair damages to the Premises caused by Lessee, and to clean the Premises upon the expiration or earlier termination of the term. If Lessor uses or applies all or any portion of the Security Deposit to remedy any such defaults by Lessee, Lessee shall within ten (10) days after written request therefor deposit an amount with Lessor sufficient to restore the Security Deposit to the original amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts.

(b)                                 Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, but not later than thirty (30) days after the date Lessor receives possession of the Premises, return to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest herein), that portion of the Security Deposit not used or applied by Lessor to remedy any defaults by Lessee referred to in Paragraph 7(a). No part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

8.                                      Use. Lessee shall use and occupy the Premises only for general office uses, research and development, and for no other use or purpose without Lessor’s prior written consent.

9.                                      Environmental Matters.

(a)                                      The term “Hazardous Materials” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, is regulated or monitored by any governmental authority pursuant to Environmental Laws. Hazardous Materials shall include, but not be limited to hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof.

(b)                                      “Environmental Laws” shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation, California Health and Safety Code §§25100 et seq., §§25300 et seq., Sections 25281(f) and 25501 of the California Health and Safety Code, Section 13050 of the Water Code, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§9601 et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. §§6901 et seq., the Federal Hazardous Material Transportation Act, 49 U.S.C. §§1801 et seq., the Federal Clean Air Act, 42 U.S.C. §7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the River and Harbors Act of 1899, 33 U.S.C. §§401 et seq., and all rules and regulations of the EPA, the California Environmental Protection Agency, or any other state or federal department, board or any other agency or governmental board or entity generally having jurisdiction over the environment, as any of the foregoing have been, or are hereafter amended.

(c)                                       Lessee shall not use, store, or transport to or from the Premises or the Complex, or dispose of any Hazardous Materials without Lessor’s prior written consent, except (1) ordinary and customary office supplies and cleaning materials which are used in the normal course of Lessee’s agreed use of the Premises, and (2) such other Hazardous Materials the generation, possession, storage, use, transportation, or disposal of which in the quantities used by Lessee do not require a permit from any governmental authority. All such Hazardous Materials (1) shall be used, stored, transported, and disposed of in strict compliance with Environmental Laws, and (2) shall be stored on the Premises only in limited quantity required for Lessee’s business at the Premises. Except as otherwise specifically permitted by this Paragraph 9(c), Lessee shall not use, store, transport, or dispose of any Hazardous Materials in or about the Premises or the Complex. Without limiting the generality of the foregoing, Lessee shall, at its sole cost, comply with all Environmental Laws relating to its use of Hazardous Materials. If Hazardous Materials are discovered at or about the Premises or the Complex in violation of Environmental Laws and such Hazardous Materials were used, stored, transported, or disposed of by Lessee, then Lessee shall, at Lessee’s sole expense, promptly take all action necessary to cause the Complex to comply with all Environmental Laws with respect to such Hazardous Materials. Upon Lessor’s request, Lessee shall deliver to Lessor (1) a copy of Lessee’s current Hazardous Materials Management Plan, if any, and any amendments or supplements thereto, or replacements thereof, from time to time during the term of this Lease, and (2) a copy of all Hazardous Materials reports or plans filed by Lessee with the City of Redwood City, if any, even though Lessee’s Hazardous Materials Management Plan and any such reports or plans filed with the City show that Lessee is not currently using any reportable Hazardous Materials on the Premises.

(d)                                 If Lessee knows, or has reasonable cause to believe, that Hazardous Materials have come to be located in, on, under or about the Premises, Lessee shall immediately give written notice of such fact to Lessor and provide Lessor with a copy of any report, notice, claim or other documentation which Lessee has in its possession concerning the presence of such Hazardous Materials.

(e)                                  Lessee shall indemnify, defend with counsel reasonably acceptable to Lessor, and hold Lessor harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) (“Claims”) arising during or after the term (as such may be extended) from the use, storage, transportation, release, disposal, discharge, or emission of Hazardous Materials at or about the Premises or the Complex by Lessee, or Lessee’s employees, agents, contractors, invitees, or sublessees (collectively, “Lessee Parties”), in violation of Environmental Laws or the terms of this Lease. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision and any repairs to the Complex required in connection therewith. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

(f)                                   Prior to the expiration of the term and the surrender of possession of the Premises by Lessee to Lessor, in the event that Lessee or any sublessee during the term of this Lease has used Hazardous Materials on the Premises for which a permit is required, Lessee shall obtain at Lessee’s expense an environmental closure report certified by the appropriate department of the City of Redwood City (“Certified Closure Report”) and a copy of such Certified Closure Report shall be delivered to Lessor if such report is required by the City of Redwood City or applicable law. Such closure shall include the removal and remediation at Lessee’s expense of any Hazardous Materials in, on, under, or about the Premises released or discharged by Lessee, its Permitted Affiliates, sublessees, assignees, employees, agents, contractors, or invitees (i) referred to in the environmental closure report prepared by the City of Redwood City, or (ii) as may be required by the City as a condition to the issuance by the City of a Certified Closure Report that does not recommend or require further clean up or other similar action.

(g)                                  Lessee shall not be responsible under this Lease, and Lessor hereby releases Lessee from liability for any Hazardous Materials present on the Complex that were not released by Lessee or its employees, agents, contractors, invitees, or sublessees.

(h)                                 The provisions of this Paragraph 9 shall survive the expiration or earlier termination of the term of this Lease.

10.                               Taxes on Lessee’s Property. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the initial term and any extension thereof upon Lessee’s equipment, fixtures, furniture, and personal property installed or located in the Premises, and all of Lessor’s FF&E located on the Premises which Lessee has the right to use without additional cost pursuant to Paragraph 1(c)

11.                               Insurance.

(a)                                 Lessee shall, at Lessee’s sole cost and expense, provide and keep in force commencing with the date Lessee has early access to the Premises pursuant to Paragraph 2(b) and continuing during the term of this Lease, a commercial general liability insurance policy with a recognized casualty insurance company qualified to do business in California, insuring against any and all liability occasioned by any occurrence in, on, about, or related to the Premises, or arising out of the condition, use, occupancy, alteration or maintenance of the Premises, and covering the contractual liability referred to in Paragraph 12(a) of this Lease, having a combined single limit for both bodily injury and property damage in an amount not less than Three Million Dollars ($3,000,000). All such insurance carried by Lessee shall be in a form reasonably satisfactory to Lessor and its mortgage lender and shall be carried with companies that have a general policyholder’s rating of not less than “A” and a financial rating of not less than Class “X” in the most current edition of Best’s Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days’ prior written notice to Lessor; and shall be primary and non-contributory. Prior to entering the Premises pursuant to the early access provision of Paragraph 2(d) and upon renewal of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage, Lessee shall deliver to Lessor certificates of insurance confirming such coverage, together with evidence of the payment of the premium therefor, naming Lessor and Lessor’s property manager as additional insureds. If Lessee fails to procure and maintain the insurance required hereunder, Lessor may, but shall not be required to, order such insurance at Lessee’s expense and Lessee shall reimburse Lessor for all costs incurred by Lessor with respect thereto. Lessee’s reimbursement to Lessor for such amounts shall be deemed Additional Rent, and shall include all sums disbursed, incurred or deposited by Lessor, including Lessor’s costs, expenses and reasonable attorneys’ fees with interest thereon at the interest rate referred to in Paragraph 6(a). Lessee shall also carry at Lessee’s expense property insurance coverage on the FF&E naming Lessor as insured and with loss payable to Lessor.

(b)                                 Lessor shall obtain and carry in Lessor’s name, as insured, as an Operating Expense of the Premises as provided in Paragraph 5(b), during this Lease term, “all risk” property insurance coverage (with rental loss insurance coverage for a period of one year), flood insurance, commercial general liability insurance and property damage insurance, and insurance against such other risks or casualties as Lessor shall determine, including, but not limited to, insurance coverages required of Lessor by the beneficiary of any deed of trust which encumbers the Complex, including earthquake insurance coverage if required by Lessor’s institutional mortgage lender, provided that such coverage is available at a commercially reasonable cost, insuring Lessor’s interest in the Complex (including any leasehold improvements to the Premises constructed by Lessor or by Lessee with Lessor’s prior written approval) in an amount not less than the full replacement cost of the Building and all other Improvements from time to time. The proceeds of any such insurance shall be payable solely to Lessor and Lessee shall have no right or interest therein. Lessor shall have no obligation to insure against loss by Lessee to Lessee’s equipment, fixtures, furniture, or other personal property of Lessee in or about the Premises, or to any FF&E of Lessor in or about the Premises that Lessee has the right to use without charge, occurring from any cause whatsoever. Lessor’s commercial general liability insurance shall provide for contractual liability referred to in Paragraph 12(b) of this Lease.

(c)                                       Notwithstanding anything to the contrary contained in this Lease, the parties release each other, and their respective authorized representatives, employees, officers, directors, shareholders, managers, members, assignees, subtenants, and property managers, from any claims for damage to any person or to the Premises and to the fixtures, personal property, leasehold improvements and alterations of either Lessor or Lessee in or on the Premises that are caused by or result from (1) risks required by this Lease to be insured against or (2) risks actually insured against by any property insurance policies carried by the parties and in force at the time of any such damage, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Lessor or Lessee or their respective officers, directors, employees, agents, contractors, or invitees.

(d)                                      Each party shall cause each property insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with the above waiver and any damage covered by any policy; provided, however, that such provision or endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

12.                               Indemnification.

(a)                                 Lessee waives all claims against Lessor for damages to Lessee’s furniture, fixtures, equipment, leasehold improvements, or other property located in, upon, or about the Premises, and for injuries to persons in, upon, or about the Premises from any cause arising at any time, except as may be caused by the negligence or willful misconduct of Lessor or its employees, agents or contractors, or Lessor’s failure to perform any of its obligations under this Lease. Lessee shall indemnify, defend, and hold harmless Lessor from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arise from (1) bodily injury or damage to property which arises in or about the Building or the Outside Areas to the extent the personal injury, death, or damage to property results from the negligent acts or omissions of Lessee, its employees, agents or contractors, or (2) any event of default by Lessee in the performance of any obligation on Lessee’s part to be performed under this Lease.

(b)                                 Except to the extent of Lessee’s negligence or willful misconduct, Lessor shall indemnify, defend, and hold harmless Lessee from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arise from (1) any activity, work, or thing done, or permitted by Lessor in or about the Premises, (2) any occurrence in or about the Land, the Building, or the Improvements to the extent the personal injury, death, or damage to property results from the gross negligence or willful acts or omissions of Lessor, its employees, agents or contractors, or (3) any breach or default by Lessor in the performance of any obligation on Lessor’s part to be performed under this Lease.

(c)                                       In the absence of comparative or concurrent negligence on the part of Lessee or Lessor, their respective agents, affiliates, and subsidiaries, or their respective officers, directors, members, employees or contractors, the foregoing indemnities by Lessee and Lessor shall also include reasonable costs, expenses and attorneys’ fees incurred in connection with any indemnified claim or incurred by the indemnitee in successfully establishing the right to indemnity. The indemnitor shall have the right to assume the defense of any claim subject to the foregoing indemnities with counsel reasonably satisfactory to the indemnitee. The indemnitee agrees to cooperate fully with the indemnitor and its counsel in any matter where the indemnitor elects to defend, provided the indemnitor shall promptly reimburse the indemnitee for reasonable costs and expenses incurred in connection with its duty to cooperate.

The foregoing indemnities are conditioned upon the indemnitee providing prompt notice, upon the indemnitee’s discovery thereof, to the indemnitor of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnities, along with sufficient details that will enable the indemnitor to make a reasonable investigation of the claim.

When the claim is caused by the joint negligence or willful misconduct of Lessee and Lessor or by the indemnitor party and a third party unrelated to the indemnitor party (except indemnitor’s agents, officers, employees or invitees), the indemnitor’s duty to indemnify and defend shall be proportionate to the indemnitor’s allocable share of joint negligence or willful misconduct.

(d)                                 Lessor shall not be liable to Lessee for (1) any injury or damage caused by the acts or negligence of any other occupant of the Building, or (2) resulting from the overflow, breakage, or leakage of water, steam, gas, or electricity from pipes, wires, or otherwise in the Premises or the Building however caused.

13.                               Tenant Improvement Work.

(a)                                 Subject to the conditions contained in Paragraph 2(c) above, Lessor shall, at Lessor’s sole cost and expense cause the following tenant improvement work (“Lessor’s Tenant Improvement Work”) in the Premises based on the floor plan of the Premises attached hereto as Exhibit “B,” to be substantially completed prior to the Commencement Date:

(1)                                 Install all existing cubes/furniture located on the second floor into the Premises, per a mutually agreed upon cube plan;

(2)                                 Replace the carpeting and install tile in the Kitchen;

(3)                                 Paint walls as indicated by Lessee; and

(4)                                 Replace existing artwork located in the common areas of the second floor.

(b)                                      Lessor’s Tenant Improvement Work shall be performed by a general contractor selected by Lessor pursuant to a construction contract between Lessor and the contractor describing Lessor’s Tenant Improvement Work and the scheduled completion date.

(c)                                       Lessor shall cause Lessor’s Tenant Improvement Work to be performed in accordance with all applicable Laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Lessor shall cause Lessor’s contractor to correct at the contractor’s expense any defects in any of the work noted by Lessee or by Lessor within one hundred twenty (120) days after the Commencement Date. Any needed repairs to Lessor’s Tenant Improvement Work thereafter shall be performed by Lessor and included in Operating Expenses pursuant to Paragraph 5 if the nature of such repairs is that it falls under Lessor’s maintenance and repair obligations, otherwise such repairs shall be made by Lessee at Lessee’s expense.

(d)                                      Subject to Paragraph 2(c), Lessor shall cause the Premises to be in the condition required by Paragraph 2(c), including in compliance with the Americans With Disabilities Act (ADA) on the Commencement Date. Lessee shall give written notice to Lessor of any defect in any of the foregoing elements of the Building within one hundred twenty (120) days after the Commencement Date, and Lessor shall cause any such defect specified by Lessee to be repaired, at Lessor’s expense, as soon as possible. Any needed repairs to any of the foregoing elements of the Building of which Lessee gives Lessor written notice after such period shall be performed by Lessor and included in Operating Expenses pursuant to Paragraph 5.

(e)                                       Subject to the completion of Lessor’s Tenant Improvement Work, and the performance by Lessor of Lessor’s obligations under Paragraphs 2(c) and 2(d), Lessee waives all right to make repairs at the expense of Lessor, or to deduct the costs thereof from the rent, and Lessee waives all rights under Section 1941 and 1942 of the Civil Code of the State of California. At the expiration or sooner termination of this Lease, Lessee shall surrender the Premises and Lessor’s workstation furniture (cubes) in a clean and as good condition as received, except for ordinary wear and tear and except for damage caused by casualty, the elements, acts of God, a taking by eminent domain, maintenance that is Lessor’s responsibility hereunder, alterations or other improvements made by Lessee with Lessor’s prior written consent which Lessee is not required to remove as a condition to Lessor’s approval of such alterations or improvements.

14.                               Maintenance and Repairs; Alterations; Surrender and Restoration.

(a)                                 Lessor shall, at Lessor’s sole expense, keep in good order, condition, and repair and replace when necessary, the structural elements of the roof (excluding the roof membrane) and the structural elements of the foundation and exterior walls (except the interior faces thereof), of the Building, and other structural elements of the Building and the Complex as “structural elements” are defined in building codes applicable to the Building, excluding any alterations structured, or otherwise, made by Lessee to the Premises or the Building which are not approved in writing by Lessor prior to the construction or installation thereof by Lessee.

(b)                                 Lessor shall repair and maintain, as an Operating Expense pursuant to Paragraph 5 hereof, the exterior entrances, all glass and window moldings, the roof membrane, and the common areas of the Building, and all partitions, doors, door jambs, door closers, door hardware, fixtures, equipment, and appurtenances thereof, including all electrical, lighting, heating, plumbing, and air conditioning systems serving the Premises, except for reasonable use and wear and except for any damage caused by the negligence or willful misconduct of Lessee or its employees, agents, invitees, licensees, or contractors. In the event Lessee provides Lessor with written notice of the need for any repairs, Lessor shall commence any such repairs promptly following receipt by Lessor of such notice and Lessor shall diligently prosecute such repairs to completion. Lessor shall execute and maintain in force a service contract with an authorized air conditioning service company and shall provide five-day a week janitorial service to the Premises. Lessor shall also repair and maintain as an Operating Expense pursuant to Paragraph 5 hereof, the Outside Areas of the Complex, including the landscaping, walkways, and parking area.

(c)                                  Subject to the foregoing and except as provided elsewhere in this Lease, Lessee shall at all times at Lessee’s expense keep the Premises, and the existing office furniture listed on Exhibit “C,” in good and safe order, condition, and repair. Subject to the release of claims and waiver of subrogation contained in Paragraphs 11(c) and 11(d), if Lessor are required to make any repairs by reason of Lessee’s negligence or willful misconduct or omission to act, Lessor may add the cost of such repairs to the next installment of rent which shall thereafter become due, and Lessee shall promptly pay the same upon receipt of an invoice therefor.

(d)                                 Lessee may, from time to time, at its own cost and expense and without the consent of Lessor make nonstructural alterations to the interior of the Premises if the cost thereof in any one instance is Ten Thousand Dollars ($10,000) or less, provided Lessee first notifies Lessor in writing of any such nonstructural alterations. Otherwise, Lessee shall not make any additional alterations, improvements, or additions to the Premises without delivering to Lessor a complete set of plans and specifications for such work and obtaining Lessor’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed. Lessor may condition its consent to Lessee agreeing to remove any such alterations upon expiration of the lease term and Lessee agreeing to restore the Premises to its condition prior to such alterations at Lessee’s expense. Lessor shall advise Lessee in writing at the time consent is granted whether Lessor reserves the right to require Lessee to remove any alterations from the Premises upon termination of this Lease.

All alterations, trade fixtures and personal property installed in the Premises solely at Lessee’s expense (“Lessee’s Property) shall during the term of this Lease remain Lessee’s property and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Upon the expiration or sooner termination of this Lease all alterations, fixtures and improvements to the Premises, whether made by Lessor or installed by Lessee at Lessee’s expense, shall be surrendered by Lessee with the Premises and shall become the property of Lessor.

(e)                                  Lessee, at Lessee’s sole cost and expense, shall promptly and properly observe and comply with all present and future orders, regulations, rules, laws, and ordinances of all governmental agencies or authorities, and the Board of Fire Underwriters, except that Lessee shall not be required to make any structural changes or repairs or other repairs or changes of any nature which would be considered a capital expenditure under generally accepted accounting principles to the Premises at Lessee’s expense unless such structural repairs or changes are required by reason of the specific nature of the use of the Premises by Lessee.

(f)                                   Lessee shall surrender the Premises by the last day of the lease term or any earlier termination date, and Lessor’s workstation furniture by the last day of the Lease term or any earlier termination date, in accordance with this Paragraph (f) with all of the improvements to the Premises, parts, and surfaces thereof, clean and free of debris, and with the Premises and Lessor’s workstation furniture returned in same condition as received, ordinary wear and tear or damage by casualty excepted and otherwise in the condition described in Paragraph 13(e). “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. The obligations of Lessee shall include the repair of any damage occasioned by the installation, maintenance, or removal of Lessee’s trade fixtures, furnishings, equipment, and alterations, and the restoration by Lessee of the Premises to its condition prior to any alterations, additions, or improvements if (1) Lessor’s consent thereto was conditioned upon such removal and restoration upon expiration or sooner termination of the Lease term pursuant to Paragraph 14(d), or (2) Lessee made any such alterations, additions, or improvements without obtaining Lessor’s prior written consent in breach of Paragraph 13(d). Such removal and restoration shall be performed by Lessee within a reasonable time after the expiration or sooner termination of the Lease term if Lessor gives written notice to Lessee requiring Lessee to perform such removal and restoration.

15.                               Utilities and Services.

(a)                                      Lessor shall, as an Operating Expense of the Building pursuant to Paragraph 5(b) hereof, provide reasonable quantities of electricity, gas and water standard for a Class A office building. Heat and Air Conditioning service for the building is Monday through Friday from 8:00 a.m. to 6:00 p.m., except recognized holidays. Lessor shall also provide five-day a week cleaning and maintenance service and refuse pick-up service to the Premises. Lessee, at its option, may contract for its own janitorial service for Lessee’s Premises, provided that such service is performed on a regular basis by a recognized professional janitorial service firm. In such event, Lessor shall no longer bill Lessee for janitorial services to the Premises.

(b)                                      Lessee shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, by means of a card key system. Lessor shall provide Lessee and the Premises with heating and air conditioning service, in addition to the hours set forth in subparagraph (a) above, to the extent that such service is requested by Lessee. In the event of such a request by Lessee, the first twenty (20) hours of after hours heating and air conditioning service per Lease year shall be at no charge to Lessee and, thereafter, Lessee shall pay to Lessor on a monthly basis Lessor’s charge for such additional heating and air conditioning service. Lessor’s charge shall be Thirty-five Dollars ($35) per hour for after hours’ service. Lessor may make reasonable adjustments to said hourly rate as of the commencement date of each of the option extension periods, if Lessee exercises its options to extend.

(c)                                       Lessor shall not be liable to Lessee for any interruption or failure of any utility services to the Building or the Premises which is not caused by Lessor’s willful acts or negligence; provided however, that if service to the Premises is interrupted or provided only intermittently for more than five (5) consecutive business days (Monday through Friday, except recognized holidays), Lessee’s Monthly Base Rent shall be abated proportionately on a daily basis from the date of such interruption or commencement of only intermittent service until normal service is restored. Lessor shall use its best efforts to promptly resume or restore the interrupted utilities or services. In the event that utility services are not restored to the Building or the Premises within ninety (90) days after the date of the initial interruption, Lessee shall have the right to terminate this Lease by giving written notice of termination to Lessor within ten (10) days after said period of ninety (90) days, unless the utility services are restored prior to the receipt by Lessor of the notice of termination.

16.                               Liens. Lessee agrees to keep the Premises and the Complex free from all liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessee shall give Lessor at least ten (10) days prior written notice before commencing any work of improvement on the Premises. Lessor shall have the right to post notices of non-responsibility with respect to any such work.

17.                               Assignment and Subletting.

(a)                                 Except as otherwise provided in this Paragraph 17, Lessee shall not assign this Lease, or any interest therein, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, without the prior written consent of Lessor in each instance pursuant to the terms and conditions set forth below, which consent shall not be unreasonably withheld, subject to the following provisions. Except as provided in Paragraph 17(g) and Paragraph 17(h), the following shall constitute an assignment requiring Lessor’s prior written consent: the sale of all or substantially all of Lessee’s business operations conducted on the Premises; or the sale by Lessee of all or substantially all of Lessee’s business assets located on the Premises; or a change in the control of Lessee. Except as provided in Paragraph 17(h), the transfer, on a cumulative basis, of more than fifty percent (50%) of the voting control of Lessee shall constitute a change in control for this purpose.

(b)                                 Prior to any assignment or sublease which Lessee desires to make, Lessee shall provide to Lessor the name and address of the proposed assignee or sublessee, true and complete copies of all documents relating to Lessee’s prospective agreement to assign or sublease, a copy of a current financial statement for such proposed assignee or sublessee, and Lessee shall specify all consideration to be received by Lessee for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 17, the term “consideration” shall include all money or other consideration to be received by Lessee for such assignment or sublease. Within fifteen (15) days after the receipt of such documentation and information, Lessor shall (1) notify Lessee in writing that Lessor consents to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth; or (2) notify Lessee in writing that Lessor refuses such consent, specifying reasonable grounds for such refusal; or (3) subject to the provisions set forth below, notify Lessee that Lessor elect to terminate this Lease and specifying the effective date of termination. If Lessor elects to terminate this Lease, then upon the effective date of termination Lessor and Lessee shall each be released and discharged from any liability or obligation to the other under this Lease accruing thereafter, and Lessee agrees that Lessor may enter into a direct lease with such proposed assignee or sublessee without any obligation or liability to Lessee. Notwithstanding the foregoing, Lessor shall only have the right to terminate this Lease pursuant to the foregoing clause (3) in the event of a proposed assignment or sublease by Lessee of more than fifty percent (50%) of the rentable square feet of the Premises, provided that in no event shall Lessor have any right to terminate this Lease in connection with any permitted transfer under Paragraph 17(g). In addition, if Lessor notifies Lessee pursuant to the foregoing clause (3) that Lessor elect to terminate this Lease, Lessee shall have the right to rescind its proposed assignment or sublease by giving written notice thereof to Lessor, in which event this Lease shall remain in full force and effect as if Lessee had never proposed such assignment or sublease.

(c)                                  In deciding whether to consent to any proposed assignment or sublease, Lessor may take into account whether or not reasonable conditions relating to the proposed assignment or subletting have been satisfied, including, but not limited to, the following:

(1)                                 In Lessor’s reasonable judgment, the proposed assignee or subtenant is engaged in such a business, that the Premises, or the relevant part thereof, will be used in such a manner which complies with Paragraph 8 hereof entitled “Use”;

(2)                                 The proposed assignee or sublessee does not propose to conduct any manufacturing or development processes on the Premises in which Hazardous Materials are regularly used;

(3)                                 The proposed assignee or subtenant is a reputable entity or individual with sufficient financial net worth so as to reasonably indicate that it will be able to meet its obligations under this Lease or the sublease in a timely manner;

(4)                                 The proposed assignment or sublease is approved by Lessor’s mortgage lender (which shall not be unreasonably withheld) if such lender has the right to approve or disapprove proposed assignments or subleases; and

(5)                                 Lessor’s consent to the assignment or sublease shall be in a separate instrument containing the relevant provisions of this Paragraph 17 and otherwise in form reasonably acceptable to Lessor and its counsel.

(d)                                 As a condition to Lessor’s granting its consent to any assignment or sublease, (1) Lessor may require that Lessee pay to Lessor, as and when received by Lessee, fifty percent (50%) of the amount of any excess of the consideration received by Lessee in connection with said assignment or sublease over and above the rental amount fixed by this Lease and payable by Lessee to Lessor, after deducting only reasonable leasing commissions, reasonable attorneys’ fees, and the cost of minor tenant improvements such as painting and carpet cleaning, etc.) incurred by Lessee, and other reasonable costs and expenses incurred by Lessee in consummating such assignment or sublease which are approved in writing by Lessor; (2) Lessee and the proposed assignee or sublessee shall demonstrate to Lessor’s reasonable satisfaction that each of the criteria referred to in subparagraph (c) above is satisfied; and (3) Lessee shall reimburse Lessor upon demand for the attorneys’ fees, not to exceed One Thousand Five Hundred Dollars ($1,500), and costs incurred by Lessor in negotiating, reviewing, and approving the documentation relating to the assignment or sublease transaction.

(e)                                  Each assignment or sublease agreement to which Lessor has consented shall be an instrument in writing which complies with the provisions of this Paragraph 17 and in form reasonably satisfactory to Lessor, and shall be executed by both Lessee and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease, that Lessor’s consent thereto shall not constitute a consent to any subsequent assignment or subletting by Lessee or the assignee or sublessee, and, except as otherwise set forth in a sublease approved by Lessor, that the assignee or sublessee agrees to perform all of the obligations of Lessee hereunder (to the extent such obligations relate to the portion of the Premises assigned or subleased), and that the termination of this Lease shall, at Lessor’s sole election, constitute a termination of every such assignment or sublease.

(f)                                   In the event Lessor shall consent to an assignment or sublease, Lessee shall, except as otherwise provided in Paragraph 17(g), remain primarily liable for all obligations and liabilities of Lessee under this Lease, including, but not limited to, the payment of rent.

(g)                                  Notwithstanding the foregoing, Lessee may, without Lessor’s prior written consent, without Lessor having the right pursuant to Paragraph 17(b) above to terminate this Lease, and without any participation by Lessor in assignment and subletting proceeds, assign this Lease or sublet all or any portion of the Premises to a subsidiary, affiliate, division or corporation controlled or under common control with Lessee, or in connection with a merger, consolidation or reorganization, or to a purchaser of all or substantially all of Lessee’s assets or substantially all of Lessee’s stock (collectively, “Permitted Affiliate”), provided, that except as specified hereafter, Rocket Fuel shall remain primarily liable for all obligations and liabilities of Lessee under this Lease, including, but not limited to, the payment of rent. Lessee’s foregoing rights to assign this Lease or to sublet the Premises shall be subject to the following conditions: (1) there shall be no uncured Event of Default by Lessee under this Lease; (2) in the case of an assignment or subletting to a Permitted Affiliate, Rocket Fuel shall remain liable to Lessor hereunder, unless as a result of a merger, consolidation, or reorganization Rocket Fuel is not a surviving entity, and in such event the transferee or successor entity to Rocket Fuel has a net worth as shown on its current balance sheet certified by a third party certified public accounting firm, or certified by the Chief Financial Officer of Lessee, equal to at least the net worth of Rocket Fuel of the date of the merger, consolidation, or reorganization; and (3) the transferee or successor entity shall expressly assume in writing Lessee’s obligations hereunder accruing from and after the effective date of such assignment or subletting.

(h)                                 Neither the sale nor transfer of Lessee’s capital stock in a public offering pursuant to an effective registration statement filed by Lessee with the Securities and Exchange Commission, or the sale or transfer of Lessee’s securities at any time after Lessee’s securities are publicly traded, shall be deemed an assignment, subletting, or other transfer of this Lease or the Premises, provided, that in the event of the sale, transfer or issuance of Lessee’s securities in connection with a merger, consolidation, or reorganization, the conditions set forth in Paragraph 17(g) shall apply.

(i)                                     Subject to the provisions of this Paragraph 17 any assignment or sublease without Lessor’s prior written consent shall at Lessor’s election be void. The consent by Lessor to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 17, including the requirement of Lessor’s prior written consent, with respect to any subsequent assignment or sublease. If Lessee purports to assign this Lease, or sublease all or any portion of the Premises, without Lessor’s prior written consent (if such consent is required hereunder), Lessor may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Lessor’s rights and remedies under this Paragraph 17, or the acceptance of any such purported assignee, sublessee, or occupant, or a release of Lessee from the further performance by Lessee of any of the covenants by Lessee contained herein.

(j)                                    Lessee shall not hypothecate or encumber its interest under this Lease or any rights of Lessee hereunder, or enter into any license or concession agreement respecting all or any portion of the Premises, without Lessor’s prior written consent which shall not be unreasonably withheld, subject to all of the provisions of this Paragraph 17.

(k)                                 In the event of any sale or exchange of the Complex by Lessor and assignment of this Lease by Lessor, Lessor shall, upon providing Lessee with written confirmation that Lessor has transferred any security deposit held by Lessor, to Lessor’s successor in interest and upon the assumption by the transferee of all of Lessor’s obligations hereunder accruing from and after the effective date of such assignment, be and hereby is entirely relieved of all liability under any and all of Lessor’s covenants and obligations contained in or derived from this Lease with respect to the period commencing with the consummation of the sale or exchange and assignment.

(l)                                     Lessee hereby stipulates that the foregoing terms and conditions of this Paragraph 17 are reasonable and that Lessor has the remedy described in California Civil Code Section 1951.4 (Lessor may continue the Lease in effect after Lessee’s breach and abandonment and recover rent as it becomes due, if Lessee has right to sublet or assign, subject only to reasonable limitations).

18.                               Non-Waiver.

(a)                                 No waiver of any provision of this Lease shall be implied by any failure of Lessor to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Lessor of any provision of this Lease must be in writing.

(b)                                 No receipt of Lessor of a lesser payment than the rent required under this Lease shall be considered to be other than on account of the earliest rent due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Lessor may accept checks or payments without prejudice to Lessor’s right to recover all amounts due and pursue all other remedies provided for in this Lease.

Lessor’s receipt of monies from Lessee after giving notice to Lessee terminating this Lease shall in no way reinstate, continue, or extend the Lease term or affect the termination notice given by Lessor before the receipt of those monies. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Lessor may receive and collect any rent, and the payment of that rent shall not waive or affect such prior notice, action, or judgment.

19.                               Holding Over. Lessee shall vacate the Premises and deliver the same to Lessor, together with Lessor’s workstation furniture, upon the expiration or sooner termination of this Lease. In the event of holding over by Lessee after the expiration or termination of this Lease, such holding over shall be on a month-to-month tenancy and all of the terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor as Monthly Base Rent during such holdover an amount equal to the greater of (1) one hundred fifty percent (150%) of the Monthly Base Rent in effect at the expiration of the term, or (2) the then market rent for comparable office space in the Redwood City-Redwood Shores market area. If such holdover is without Lessor’s written consent, Lessee shall be liable to Lessor for all costs, expenses, and consequential damages incurred by Lessor as a result of such holdover. The rental payable during such holdover period shall be payable to Lessor on demand.

20.                               Damage or Destruction.

(a)                                 In the event of a total destruction of the Building and improvements during the initial term from any cause, either party may elect to terminate this Lease by giving written notice of termination to the other party within thirty (30) days after the casualty occurs. A total destruction shall be deemed to have occurred for this purpose if the Building or the Complex are destroyed to the extent of seventy-five percent (75%) or more of the full replacement cost thereof. If the Lease is not terminated, Lessor shall repair and restore the Premises in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 20(d) below.

(b)                                 In the event of a partial destruction of the Building or the Complex to an extent not exceeding twenty-five percent (25%) of the replacement cost thereof and if the damage thereto can be repaired, reconstructed, or restored within a period of one hundred twenty (120) days from the date of such casualty, and if the casualty is from a cause which is required to be insured under Lessor’s property insurance coverage, or is insured under any other coverage then carried by Lessor, and Lessor receives proceeds of insurance together with the deductible sufficient to repair and restore the Building and improvements, Lessor shall forthwith repair the same, and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 20(d) below. If any of the foregoing conditions is not met, Lessor shall have the option of either repairing and restoring the Building and improvements, or terminating this Lease by giving written notice of termination to Lessee within thirty (30) days after the casualty, subject to the provisions of Paragraph 20(c).

(c)                                  In the event of a partial destruction of the Building and improvements of the Complex to an extent equal to or exceeding twenty-five percent (25%) but less than seventy-five percent (75%) of the replacement cost thereof, or if the damage thereto cannot be repaired, reconstructed, or restored within a period of one hundred twenty (120) days from the date of such casualty, either Lessor or Lessee may terminate this Lease by giving written notice of termination to the other within thirty (30) days after the casualty.

Furthermore, if such casualty is from a cause which is not required to be insured under Lessor’s property insurance coverage, or is not insured under any other insurance carried by Lessor, or if the proceeds of insurance received by Lessor are not sufficient (or would not have been sufficient if required insurance were carried) to repair and restore the Building and improvements, Lessor may elect to repair and restore the Building and improvements (provided that Lessee has not elected to terminate this Lease pursuant to the first sentence of this Paragraph 20(c)), or Lessor may terminate this Lease by giving written notice of termination to Lessee. Lessor’s election to repair and restore the Building and improvements or to terminate this Lease, shall be made and written notice thereof shall be given to Lessee within thirty (30) days after the casualty. Notwithstanding the foregoing, (1) if Lessor has not obtained all necessary governmental permits for the restoration and commenced construction of the restoration within one hundred twenty (120) days after the casualty, Lessee may terminate this Lease by written notice to Lessor given at any time prior to the actual commencement of construction of the restoration; or (2) if Lessor elect to repair and restore the Building and improvements under subparagraph (b) or (c) above, but the repairs and restoration are not substantially completed within one hundred eighty (180) days after the casualty, Lessee may terminate this Lease by written notice to Lessor given within thirty (30) days after the expiration of said period of one hundred eighty (180) days after the casualty.

If this Lease is not terminated by Lessor or Lessee pursuant to the foregoing provisions, Lessor shall complete the repairs in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 20(d) below.

(d)                                 In the event of repair, reconstruction, or restoration as provided herein, the Monthly Base Rent and Additional Rent shall be abated proportionally in the ratio which the Lessee’s use of the Premises is impaired during the period of such repair, reconstruction, or restoration, from the date of the casualty until such repair, reconstruction or restoration is completed.

(e)                                  With respect to any destruction of the Complex which Lessor are obligated to repair, or may elect to repair, under the terms of this Paragraph 20, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by the parties. Lessor’s obligation to repair and restore the Complex shall be limited to the improvements originally constructed by Lessor at Lessor’s expense. Lessee shall repair or replace, at Lessee’s expense, all leasehold improvements, fixtures, and equipment installed by Lessee or paid for by Lessee, plus Lessor’s furniture listed on Exhibit “C.”

(f)                                   In the event of termination of this Lease pursuant to any of the provisions of this Paragraph 20, the monthly rent shall be apportioned on a per diem basis and shall be paid to the date of the casualty. In no event shall Lessor be liable to Lessee for any damages resulting to Lessee from the occurrence of such casualty, or from the repairing or restoration of the Building and improvements, or from the termination of this Lease as provided herein, nor shall Lessee be relieved thereby from any of Lessee’s obligations hereunder, except to the extent and upon the conditions expressly set forth in this Paragraph 20.

21.                               Eminent Domain.

(a)                                 If the whole or any substantial part of the Building or appurtenant real property owned by Lessor shall be taken or condemned by any competent public authority for any public use or purpose, the term of this Lease shall end upon the earlier to occur of the date when the possession of the part so taken shall be required for such use or purpose or the vesting of title in such public authority. Rent shall be apportioned as of the date of such termination. Lessee shall be entitled to receive any damages awarded by the court for (1) leasehold improvements installed at Lessee’s expense or other property owned by Lessee, and (2) reasonable costs of moving by Lessee to another location in San Mateo County, California. The entire balance of the award shall be the property of Lessor.

(b)                                 If there is a partial taking of the Premises by eminent domain which is not a substantial part of the Building and the balance of the Premises remains reasonably suitable for continued use and occupancy by Lessee in Lessee’s reasonable judgment for the purpose referred to in Paragraph 8, Lessor shall complete any necessary repairs in a diligent manner and this Lease shall remain in full force and effect with a just and proportionate abatement of the Monthly Base Rent and Additional Rent, to reflect the number of square feet of the Premises taken and the number of square feet remaining. If after a partial taking, the Premises and parking are not reasonably suitable for Lessee’s continued use and occupancy for the use permitted herein, Lessee may terminate this Lease effective on the earlier of the date title vests in the public authority or the date possession is taken. Subject to the provisions of Paragraph 21(a), the entire award for such taking shall be the property of Lessor.

22.                               Remedies. If Lessee fails to make any payment of rent or any other sum due under this Lease for five (5) days after receipt by Lessee of written notice from Lessor; or if Lessee is in default in the performance of any other term of this Lease for thirty (30) days or more after receipt by Lessee of written notice from Lessor (unless such default is incapable of cure within thirty (30) days and Lessee commences cure within thirty (30) days and diligently prosecutes the cure to completion within a reasonable time); or if Lessee’s interest herein, or any part thereof, is assigned or transferred, either voluntarily or by operation of law (except as expressly permitted by other provisions of this Lease); or if Lessee makes a general assignment for the benefit of its creditors; or if this Lease is rejected (1) by a bankruptcy trustee for Lessee, (2) by Lessee as debtor in possession, or (3) by failure of Lessee as a bankrupt debtor to act timely in assuming or rejecting this Lease; then any of such events shall constitute an event of default by Lessee under this Lease and Lessor may, at its option, elect the remedies specified in either subparagraph (a) or (b) below. Any such rejection of this Lease referred to above shall not cause an automatic termination of this Lease. Whenever in this Lease reference is made to a default by Lessee, such reference shall refer to an event of default as defined in this Paragraph 22.

(a)                                 Lessor may, in accordance with applicable Laws, repossess the Premises and remove all persons and property therefrom. If Lessor repossesses the Premises because of a breach of this Lease, this Lease shall terminate and Lessor may recover from Lessee:

(1)                                 the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest thereon at a rate equal to the Federal discount rate plus one percent (1%) per annum, or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

(2)                                 the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, including interest thereon at a rate equal to the Federal discount rate plus one percent (1%) per annum, or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

(3)                                 the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; and

(4)                                 any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s breach or by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

(b)                                 If Lessor does not repossess the Premises, then this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession and Lessor may enforce all of its rights and remedies under this Lease, including the right to recover the rent and other sums due from Lessee hereunder. For the purposes of this Paragraph 22, the following do not constitute a repossession of the Premises by Lessor or a termination of the Lease by Lessor:

(1)                                 Acts of maintenance or preservation by Lessor or efforts by Lessor to relet the Premises; or

(2)                                 The appointment of a receiver by Lessor to protect Lessor’s interests under this Lease.

23.                               Lessee’s Personal Property. If any personal property of Lessee remains on the Premises after (1) Lessor terminates this Lease pursuant to Paragraph 22 above following an event of default by Lessee, or (2) after the expiration of the Initial term or after the termination of this Lease pursuant to any other provisions hereof, Lessor shall give written notice thereof to Lessee pursuant to applicable law. Lessor shall thereafter release, store, and dispose of any such personal property of Lessee in accordance with the provisions of applicable law.

24.                               Notices. All notices, statements, demands, requests, or consents given hereunder by either party to the other shall be in writing and shall be personally delivered or sent by United States mail, registered or certified, return receipt requested, postage prepaid, or by recognized overnight courier service, and addressed to the parties as follows:

Lessor:                                                         350 Marine Parkway LLC, Gillikin Trade LLC,

Lewis Trade LLC, Spiegl Trade LLC, and

Welsh Trade LLC

c/o Pollock Financial Group

150 Portola Road

Portola Valley, California 94028

Attention: Lincoln W. Westcott

Lessee:                                                        Pre-Commencement:

Rocket Fuel, Inc.

1 Lagoon Drive, Suite 475

Redwood Shores, California 94065

Attention: George John, CEO

After Commencement:

Rocket Fuel, Inc.

350 Marine Parkway

Redwood City, California 94065

Attention: George John, CEO

or to such other address as either party may have furnished to the other as a place for the service of notice. Notices shall be deemed given upon receipt or attempted delivery where delivery is not accepted. After the Commencement Date, Lessee’s address shall be the Premises.

25.                               Estoppel Certificate. Lessee and Lessor shall within fifteen (15) days following request by the other party (the “Requesting Party”), execute and deliver to the Requesting Party an estoppel certificate (1) certifying that this Lease has not been modified and certifying that this Lease is in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (2) stating the date to which the rent and other charges are paid in advance, if at all; (3) stating the amount of any security deposit held by Lessor; and (4) acknowledging that there are not, to the responding party’s knowledge, any uncured defaults on the part of the Requesting Party hereunder, or if there are uncured defaults on the part of the Requesting Party, stating the nature of such uncured defaults.

26.                               Parking. Lessee shall have the right to use free of charge (subject to payment of Lessee’s Share of Operating Expenses attributable thereto) in common with other tenants or occupants of the Complex on a non-reserved basis Lessee’s proportionate share of the parking facilities of the Complex based upon the number of square feet occupied (3.3/1000), subject to such reasonable, written rules and regulations for such parking facilities which may be established or altered by Lessor at any time or from time to time during the initial term, provided that such rules and regulations shall not unreasonably interfere with Lessee’s parking rights. Vehicles of Lessee or its employees shall not park in driveways or occupy parking spaces or other areas designated for any use such as handicap parking, visitors, deliveries, or loading.

27.                               Signage; Roof Rights. Lessor shall provide Lessee with space for Lessee’s sign on the Complex monument sign for the Building, as well as a listing on the lobby directory and signage at the entrance to Lessee’s Premises. Lessee shall also have the right to install a directional sign off the elevator and staircase directing people to Lessee’s suite. The cost of the signs shall be paid by Lessee. The cost of installation of the signs shall be paid by Lessee. Lessee shall have the nonexclusive right at Lessee’s expense to install a rooftop satellite dish or other communications equipment on the roof of the Building for Lessee’s use only. Lessee shall, at Lessee’s expense, remove all such equipment and shall repair any damage to the roof or the Building resulting from the installation or removal of such equipment. Lessor reserves the right to lease, or to grant licenses to others, including persons or entities who are not tenants of the Building, to install, operate, and use telecommunications antennae or microwave dishes on the roof of the Building, provided that such equipment does not interfere with the operation of any rooftop satellite dish or other communications equipment installed on the roof of the Building by Lessee for Lessee’s use only.

28.                               Real Estate Broker. Cornish & Carey Commercial Oncor International (“Cornish & Carey”) represents both Lessor and Lessee in this transaction. Lessor shall pay a real estate commission to Cornish & Carey pursuant to a separate agreement between Lessor and Cornish & Carey. Except for Cornish & Carey, each party represents to the other that it has not had any dealings with any other real estate broker, agent, finder, or other person with respect to this Lease, and each party shall indemnify, defend, and hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, agent, finder, or other person with whom the indemnifying party has or purportedly has dealt other than the aforementioned broker.

29.                               Subordination; Attornment.

(a)                                 This Lease, without any further instrument, shall at all times be subject and subordinate to any and all mortgages and deeds of trust which may now or hereafter affect Lessor’s interest in the real property of which the Premises form a part, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessor shall use reasonable efforts to cause the beneficiary of any deed of trust executed by Lessor as trustor after the date hereof to execute a recognition and non-disturbance agreement in a form reasonably satisfactory to Lessor, Lessee and such beneficiary which (1) provides that this Lease shall not be terminated so long as Lessee is not in default under this Lease, and (2) that upon acquiring title to the Premises by foreclosure or otherwise such holder shall recognize all of Lessee’s rights hereunder which accrue thereafter.

(b)                                 In confirmation of such subordination, Lessee shall promptly execute any certificate or other instrument which Lessor may deem proper to evidence such subordination, without expense to Lessor; provided, however, that if any person or persons purchasing or otherwise acquiring the real property of which the Premises form a part by any sale, sales and/or other proceedings under such mortgages and/or deeds of trust, shall elect to continue this Lease in full force and effect in the same manner and with like effect as if such person or persons had been named as Lessor herein, then this Lease shall continue in full force and effect as aforesaid, and Lessee hereby attorns and agrees to attorn to such person or persons.

(c)                                  If Lessee is notified in writing of Lessor’s default under any deed of trust affecting the Premises and if Lessee is instructed in writing by the party giving notice to make Lessee’s rental payments to the beneficiary of said deed of trust Lessee shall comply with such request without liability to Lessor until Lessee receives written confirmation that such default has been cured by Lessor and that the deed of trust has been reinstated.

30.                               Breach by Lessor.

(a)                                 Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor pursuant to this Lease. For purposes of this Paragraph 30, a reasonable time shall in no event be less then thirty (30) days after receipt by Lessor, and by the holders of any mortgage or deed of trust covering the Premises whose name and address have been furnished to Lessee in writing for such purposes, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(b)                                 In the event of a breach of this Lease by Lessor, Lessee’s sole remedy shall be to institute an action against Lessor for damages or for equitable relief, but Lessee shall not have the right to rent abatement, to offset against rent, or to terminate this Lease. Lessee expressly waives the defense of constructive eviction.

31.                               Lessor’s Entry. Lessor and Lessor’s agents, except in the case of an emergency, shall provide Lessee with twenty-four (24) hours’ notice prior to entry of the Premises. Such entry by Lessor and Lessor’s agents shall not impair Lessee’s operations more than reasonably necessary. Lessor and Lessor’s agents shall at all times be accompanied by Lessee during any such entry except in case of emergency and except for janitorial work.

32.                               Financial Statements. Lessee shall deliver to Lessor upon request (not more frequently than once during any six (6) months period) a true, correct and complete copy of Lessee’s latest quarterly and annual income statements and balance sheets, certified by Lessee’s independent certified public accountants, or if Lessee does not obtain audited financial statements, such financial statements shall be certified by Lessee’s Chief Financial Officer or Chief Executive

Officer. Lessor shall preserve the confidentiality of such financial statements so long as Lessee is not a publicly reporting company, provided that Lessor may disclose such financial statements to Lessor’s attorneys, accountants, or existing or prospective mortgage lenders, or to the extent required to comply with applicable law.

33.                               Attorneys’ Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the provisions of this Lease or for recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party costs of suit and reasonable attorneys’ fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

34.                               Quiet Enjoyment. So long as no event of default by Lessee exists under this Lease, Lessee shall have quiet enjoyment and possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

35.                               Lessee’s Expansion Rights.

(a)                                 Lessor hereby grants to Lessee the right of first offer to lease the adjoining premises on the second floor of the Building referred to as Suite 210, consisting of approximately four thousand eighty-three (4,083) rentable square feet (the “Expansion Space”), upon the following terms and conditions: prior to entering into a lease of the Expansion Space with any other tenant, Lessor shall deliver to Lessee a written offer (“First Offer”) to lease the Expansion Space, the Monthly Base Rent at which the Expansion Space is offered for lease, and the approximate date that the Expansion Space will be available for occupancy. Lessor shall also specify the amount, if any, of any tenant improvement allowance that Lessor is offering for the Expansion Space, and the portion of the Expansion Space, if any, that is offered for lease “as is,” without any tenant improvement allowance. Lessee shall have ten (10) calendar days after receipt of the First Offer within which to give written notice to Lessor of Lessee’s acceptance of Lessor’s First Offer with respect to any or all of the Expansion Space, time being of the essence. Failure of Lessee to deliver such written acceptance within said period of ten (10) calendar days shall be deemed a rejection of the First Offer with respect to all of the Expansion Space.

(b)                                 If Lessee accepts Lessor’s First Offer to lease the Expansion Space within the time specified, Lessor and Lessee shall execute and deliver an amendment to this Lease stating that (1) the Expansion Space shall be added to the Premises leased by Lessee, and Lessee shall pay the Monthly Base Rent for the Expansion Space specified by Lessor in the First Offer, with increases, if any, specified in the First Offer; (2) Lessee’s Share of the Additional Rent (increases in Operating Expenses and Taxes), as defined in Paragraph 5(a) hereof, to be paid by Lessee with respect to the Expansion Space; (3) the Expansion Space shall be leased by Lessee for a term which is co-terminus with the then remaining initial term of this Lease of the original Premises; (4) the Expansion Space shall be leased to Lessee subject to all of the other terms and provisions of this Lease, except as otherwise specified in Lessor’s First Offer; and (5) if Lessee exercises the option to extend contained in Paragraph 3 of this Lease, the premises leased by Lessee during the option period(s) referred to in this Lease shall include the original Premises and the Expansion Space.

(c)                                  If Lessee rejects the First Offer, Lessor shall have the right, within one hundred eighty (180) days after the expiration of said period of five (5) business days referred to in subparagraph (a) above, to lease all or any portion of the Expansion Space to a third party tenant, but not for a rent or on terms and conditions substantially more favorable to the tenant than those specified in the First Offer. If Lessor leases the entire Expansion Space to a third party tenant during the period of one hundred eighty (180) days after the rejection of the First Offer by Lessee, Lessee’s right of first offer with respect to the Expansion Space shall terminate and shall be of no further force or effect. If Lessor is not successful in so leasing the Expansion Space during said period of one hundred eighty (180) days, Lessee’s right of first offer to lease the Expansion Space shall again apply on the same terms and conditions as provided in this Paragraph 35.

36.                               General Provisions.

(a)                            Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture of any association between Lessor and Lessee, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.

(b)                            Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors, and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering, or subletting of all or any part of Lessee’s interest in this Lease.

(c)                             The captions of the paragraphs of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

(d)                            This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this instrument.

(e)                             The laws of the State of California shall govern the validity, performance, and enforcement of this Lease. Notwithstanding which of the parties may be deemed to have prepared this Lease, this Lease shall not be interpreted either for or against Lessor or Lessee, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

(f)                              Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

(g)                             Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Premises by reason of the breach by Lessee of any of the covenants and conditions of the Lease or otherwise. The rights given to Lessor herein are in addition to any rights that may be given to Lessor by any statute or otherwise.

(h)                                      Recourse by Lessee for breach of this Lease by Lessor shall be expressly limited to Lessor’s interest in the Complex and the rents, issues and profits therefrom, and in the event of any such breach or default by Lessor Lessee hereby waives the right to proceed against any other assets of Lessor or against any other assets of any manager or member of Lessor.

(i)                                          Any provision or provisions of this Lease which shall be found to be invalid, void or illegal by a court of competent jurisdiction, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(j)                                         This Lease may be modified in writing only, signed by the parties in interest at the time of such modification.

(k)                                      Each party represents to the other that the person signing this Lease on its behalf is properly authorized to do so, and in the event this Lease is signed by an agent or other third party on behalf of either Lessor or Lessee, written authority to sign on behalf of such party in favor of the agent or third party shall be provided to the other party hereto either prior to or simultaneously with the return to such other party of a fully executed copy of this Lease.

(l)                                          No binding agreement between the parties with respect to the Premises shall arise or become effective until this Lease has been duly executed by both Lessee and Lessor and a fully executed copy of this Lease has been delivered to both Lessee and Lessor.

(m)                             Lessor and Lessee acknowledge that the terms and conditions of this Lease constitute confidential information of Lessor and Lessee. Neither party shall disseminate orally or in written form a copy of this Lease, lease proposals, lease drafts, or other documentation containing the terms and conditions hereof to any third party, except to the attorneys, accountants, or other authorized business representatives or agents of the parties, or unless required in connection with any financing by Lessee or in connection with a public offering of securities by Lessee. Lessor shall make no public announcement of the consummation of this Lease transaction without Lessee’s prior approval.

(n)                                 Except as provided in Paragraph 30, the rights and remedies that either party may have under this Lease or at law or in equity, upon any breach, are distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them shall be deemed to be exclusive of any other.

(o)                                 Except as provided in Paragraph 19, Holding Over, Lessor and Lessee waive any claim for consequential damages which one may have against the other for breach of or failure to perform or observe the requirements and obligations created by this Lease.

(p)                                 Lessor and Lessee each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

(q)                                 This Lease shall not be recorded.

IN WITNESS WHEREOF, the Lessor and Lessee have duly executed this Lease as of the date first set forth herein.

“Lessor”

350 MARINE PARKWAY LLC,
a California limited liability company

By:	/s/ James M. Pollock
James M. Pollock
Its Manager

GILLIKIN TRADE LLC,
a California limited liability company
By:	Pollock Realty II LLC,
a California limited liability company
Its Manager

	By:	/s/ James M. Pollock
James M. Pollock
Its Manager

LEWIS TRADE LLC,
a California limited liability company
By:	Pollock Realty II LLC,
a California limited liability company
Its Manager

	By:	/s/ James M. Pollock
James M. Pollock
Its Manager

SPIEGL TRADE LLC,
a California limited liability company
By:	Pollock Realty II LLC,
a California limited liability company
Its Manager

	By:	/s/ James M. Pollock
James M. Pollock
Its Manager

Signatures continue on following page

WELSH TRADE LLC
a California limited liability company

By:	Pollock Realty II LLC,
a California limited liability company
Its Manager

	By:	/s/ James M. Pollock
James M. Pollock
Its Manager

“Lessee”

ROCKET FUEL, INC.,
a Delaware corporation

By:	/s/ George H. John
	Name:	George H. John
	Its:	CEO

By:
Name:
Its:

LEGAL DESCRIPTION

Real property in the City of Redwood City, County of San Mateo, State of California, described as follows:

PARCEL I:

LOT 1, AS SHOWN ON PARCEL MAP NO. 97-8, FILED APRIL 8, 1998, BOOK 70 OF PARCEL MAPS, PAGES 51 AND 52, SAN MATEO COUNTY RECORDS.

PARCEL II:

A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS, ACCESS, STORM DRAIN AND SANITARY SEWER PURPOSES WITHIN LOT 1, AS SHOWN ON THAT CERTAIN MAP ENTITLED “MARINA PARK CENTER”, BEING A RESUBDIVISION OF LOTS 3, 4, 5, 7 & 8 AND A PORTION OF LOT 1 OF THE MAP OF MARINA PARK NO. 2, RECORDED IN VOL. 97 OF MAPS PAGES 89 & 90, AND LANDS DESCRIBED IN DEED DOCUMENT 7770 O.R. 1845, OF SAN MATEO COUNTY RECORDS, REDWOOD CITY, SAN MATEO COUNTY, CALIFORNIA,” FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA ON MARCH 22,1982 IN BOOK 106 OF MAPS AT PAGES 84 AND 85.

SAID EASEMENT IS FOR THE BENEFIT OF AND APPURTENANT TO PARCEL I HEREIN AND WAS CREATED BY THAT CERTAIN GRANT OF EASEMENT RECORDED MARCH 22, 1982 UNDER DOCUMENT NO. 82022638, RECORDS OF SAN MATEO COUNTY, CALIFORNIA.

PARCEL III:

EASEMENTS APPURTENANT TO PARCEL I ABOVE FOR INGRESS, EGRESS, USE, OCCUPANCY, ENJOYMENT AND FOR CONSTRUCTION, MAINTENANCE AND OPERATION OF UTILITIES OVER THE COMMON AREA AS PROVIDED FOR IN SECTIONS 4.2 AND 4.3 OF THE SHORE BUSINESS CENTER DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS & CHARGES FOR COMMERCIAL DEVELOPMENT RECORDED FEBRUARY 6, 1981, SERIES NUMBER 12350AS, SAN MATEO COUNTY RECORDS.

PARCEL IV:

EASEMENTS APPURTENANT TO PARCEL I ABOVE FOR THE PURPOSES SET FORTH IN SECTION 3 OF THAT CERTAIN AMENDED AND RESTATED RECIPROCAL EASEMENT AND MAINTENANCE AGREEMENT RECORDED OCTOBER 27, 1997, SERIES NUMBER 97-138358, OFFICIAL RECORDS.

APN: 095-242-260-8

JPN: 106-084-000-03T and 106-084-000-04T

EXHIBIT “A”

EXHIBIT B
PLAN OF PREMISES

[FLOOR PLAN]

Exhibit B - Page 1

Exhibit “C”

FURNITURE INVENTORY

Manufacturer	Item/Description	Count
Knoll	Cubicle system — this system is configured	24
	In groups of four; each grouping includes
	Hardwired divider panels with power and data
	Outlets at each station; adjustable desk units;
	Assortment of desk accessories including some
	Trays, pen holders, calendar trays and file holders.

Knoll	Two-drawer file roller with pad	24
Knoll	Triangular roller tables	16
Knoll	Rectangular conference tables	6
	White Refrigerator	1
	Server Room Racks	3
	Miscellaneous office task chairs	13

		Initials

	Landlord

	Tenant	65

COMMENCEMENT MEMORANDUM

Date:                             , 2009

Re:                             Lease dated February 17, 2009 between 350 MARINE PARKWAY LLC, a California limited liability company, GILLIKIN TRADE LLC, California limited liability company, LEWIS TRADE LLC, California limited liability company, SPIEGL TRADE LLC, California limited liability company, and WELSH TRADE LLC, California limited liability company, hereafter referred to as “Lessor,” and ROCKET FUEL, INC., a Delaware corporation„ Lessee (the “Lease”), concerning the premises described in the Lease located at 350 Marine Parkway, Redwood City, California 94065 (the “Premises”).

Ladies and Gentlemen:

In accordance with the Lease, we confirm and agree as follows:

1.                                 That the Premises have been accepted on this date by Lessee.

2.                                 That the Lessee has possession of the Premises and hereby acknowledges that under the provisions of the Lease, the Commencement Date of the initial term of the Lease is                  , 2009 and the expiration date of the initial term of the Lease is                   , 2011.

3.                                 That in accordance with the provisions of the Lease, rent commences to accrue on                      , 2009.

4.                                 Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Your rent checks should be made payable to 350 Marine Parkway LLC and mailed to 350 Marine Parkway LLC, c/o Pollock Financial Group, 150 Portola Road, Portola Valley, California 94028.

AGREED AND ACCEPTED

LESSEE:	LESSOR:

ROCKET FUEL, INC.,	350 MARINE PARKWAY LLC,
a Delaware corporation	a California limited liability company

By:	By:	/s/ James M. Pollock
Name:		James M. Pollock
Its:		Its Manager

Signatures continue on following page

EXHIBIT “D”

GILLIKIN TRADE LLC,
a California limited liability company
By:	Pollock Realty II LLC,
a California limited liability company
Its Manager

By:	/s/ James M. Pollock
James M. Pollock
Its Manager

LEWIS TRADE LLC,
a California limited liability company

By:	Pollock Realty II LLC,
a California limited liability company
Its Manager

By:	/s/ James M. Pollock
James M. Pollock
Its Manager

SPIEGL TRADE LLC,
a California limited liability company

By:	Pollock Realty II LLC,
a California limited liability company
Its Manager

By:	/s/ James M. Pollock
James M. Pollock
Its Manager

WELSH TRADE LLC
a California limited liability company

By:	Pollock Realty II LLC,
a California limited liability company
Its Manager

By:	/s/ James M. Pollock
James M. Pollock Its Manager

EXHIBIT “D”

FIRST AMENDMENT TO LEASE

350 Marine Parkway
Redwood City, California 94065

THIS FIRST AMENDMENT TO LEASE (this “Amendment”), dated for reference purposes as of October 11, 2010, is made and entered into by and between 350 MARINE PARKWAY LLC, a California limited liability company, hereafter referred to as “Lessor,” and ROCKET FUEL INC., a Delaware corporation, hereafter referred to as “Lessee.”

RECITALS

A.            Lessor and Lessee entered into a lease dated as of February 17, 2009 (the “Lease”) of certain premises consisting of approximately 5,187 rentable square feet referred to as Suite 220 (the “Existing Premises”) located on the second floor of the Building on the real property owned by Lessor commonly referred to as 350 Marine Parkway, Redwood City, California 94065.

B.            The initial term of the Lease commenced on March 15, 2009. Lessor and Lessee wish to enter into this Amendment to extend the initial term of the Lease of the Existing Premises, to expand the Existing Premises to include approximately 4,328 additional rentable square feet in the Building referred to as Suite 210 (the “Expansion Premises”), and to amend the Lease in certain other respects, as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.             Defined Terms. Except as otherwise provided herein, all capitalized terms and phrases used but not defined in this Amendment shall have the meanings given to them in the Lease. References to “the Lease” hereafter shall mean the Lease referred to in Recital A, as amended by this Amendment.

2.             Extension of the Lease Term of the Existing Premises. The initial term of the Lease of the Existing Premises commenced on March 15, 2009 and expires on May 14, 2011. Lessor and Lessee agree that the initial term of the Lease of the Existing Premises is hereby extended for a period of thirty-two and one-half (32.5) months commencing on May 15, 2011 and ending on January 31, 2014 (the “Existing Premises Extension Term”). The Existing Premises Extension Term shall be upon all of the same terms and conditions of the Lease, except that (1) the Monthly Base Rent payable by Lessee to Lessor during the Existing Premises Extension Term with respect to the Existing Premises shall be as set forth in Paragraph 6 hereof; (2) the Premises shall be expanded to include the Expansion Premises pursuant to Paragraph 3 hereof; and (3) the Option to Extend set forth in Paragraph 3 of the Lease is amended as set forth in Paragraph 11 of this Amendment.

3.           Expansion of the Existing Premises to Include the Expansion Premises.

(a)           Effective as of February 1, 2011, Lessor and Lessee hereby agree that the Existing Premises shall be expanded to include the Expansion Premises consisting of approximately 4,328 additional rentable square feet. The Expansion Premises are shown on the floor plan of the second floor of the Building attached hereto as Amended Exhibit “B” and made a part hereof.

(b)           The initial term of the lease of the Expansion Premises shall be thirty-six (36) months, commencing on February 1, 2011 (the “Expansion Premises Commencement Date”), and shall expire on January 31, 2014, unless sooner terminated pursuant to the Lease; provided, however, that the Expansion Premises Commencement Date, and Lessee’s obligation to pay Rent for the Expansion Premises, shall be delayed for each day Lessor delays in delivering possession of the Expansion Premises to Lessee (i) during the early access period described in Paragraph 5 hereof, and (ii) with the Tenant Improvements described in Paragraph 10 hereof substantially completed.

(c)           Attached hereto as Exhibit “C-1” and incorporated by reference herein is a list of Lessor’s existing workstation furniture located in the Expansion Premises (“Furniture”) which shall remain in place and which Lessee shall have the right to use during the term of the Lease of the Expansion Premises without additional cost. Upon receipt by Lessor of a written request from Lessee, provided that Lessee delivers such written request to Lessor prior to April 1, 2011, Lessor shall remove any Furniture designated by Lessee at Lessor’s expense. Lessee shall return any remaining Furniture listed on Exhibit “C-1” to Lessor in the same condition and repair as when received, reasonable wear and tear excepted, upon such removal thereof at Lessee’s request as provided above, if applicable, and the balance (or all, if applicable) of the Furniture at the expiration or sooner termination of the Lease of the Expansion Premises.

(d)           The Expansion Premises Commencement Date shall be confirmed in writing by Lessor and Lessee by the execution and delivery of the Expansion Premises Commencement Memorandum in the form attached hereto as “Exhibit “D-1” and made a part hereof.

4.             Lessee’s Share. Paragraph 1(b) of the Lease is hereby amended as of the Expansion Premises Commencement Date to read as follows:

“(b) “Lessee’s Share” as used in this Lease shall mean the percentage calculated by dividing the sum of the total number of rentable square feet of the Existing Premises (5,187) and the Expansion Premises (4,328), which equals 9,515, by the total number of rentable square feet in the Complex (34,452 rentable square feet). The parties agree that Lessee’s Share shall be 27.62% based upon the Existing Premises and the Expansion Premises consisting of a total of approximately nine thousand five hundred fifteen (9,515) rentable square feet (9,515/34,452).”

5.             Early Access to the Expansion Premises. Subject to (1) the prior execution and delivery of this Amendment by Lessor and Lessee; (2) the payment by Lessee to Lessor concurrently with the execution and delivery of this Amendment of the sum of Twelve Thousand One Hundred Sixty-seven and Sixty-seven Hundredths Dollars ($12,167.67) representing the

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increase in the Security Deposit referred to in Paragraph 9 of this Amendment; and (3) the delivery by Lessee to Lessor of written evidence that Lessee’s commercial general liability insurance coverage required by Paragraph 11(a) of the Lease is in effect and has been amended to expressly refer to both the Existing Premises and the Expansion Premises, Lessee and Lessee’s vendors and contractors shall have access to the Expansion Premises, free of charge, from January 1, 2011 to January 31, 2011 for office set up and for the construction of Tenant Improvements by Lessee, provided that (a) Lessor has approved in writing prior to the commencement of any proposed Tenant Improvements by Lessee in the Expansion Premises any Tenant Improvements to be constructed by or for Lessee in the Expansion Premises, (b) Lessee shall pay the entire cost of any such Tenant Improvements, and (c) Paragraph 16, Liens, of the Lease shall apply to any such Tenant Improvements to be constructed by or for Lessee in the Expansion Premises.

6.             Existing Premises Monthly Base Rent. Paragraph 4(a) of the Lease is hereby amended to read as follows:

“4.           Existing Premises Monthly Base Rent. Lessee shall pay to Lessor Monthly Base Rent determined on a full service basis that includes the Base Operating Expenses and Base Taxes referred to in Paragraph 5(b) hereof, with respect to the Existing Premises during the Existing Premises Extension Term pursuant to Paragraph 2 of this Amendment, as follows:

Existing Premises:

Period — 32.5 Months	Rent/SF/Mo.	Sq. Ft.	Amount/Mo. Full Service

May 15, 2011— August 15, 2011	$0	5,187	$0
August 16, 2011 — May 31, 2012	$2.65	5,187	$13,745.55
June 1, 2012 — May 31, 2013	$2.73	5,187	$14,157.92
June 1, 2013 —January 31, 2014	$2.81	5,187	$14,582.66	”

7.             The Expansion Premises Monthly Base Rent.

(a)           Lessee shall pay to Lessor Monthly Base Rent on a full service basis with respect to the Expansion Premises during the initial term of the Lease of the Expansion Premises, as follows:

Expansion Premises:

			Amount/Mo.
Period — 36 Months	Rent/SF/Mo.	Sq. Ft.	Full Service

February 1, 2011— April 30, 2011	$0	4,328	$0
May 1, 2011 — January 31, 2012	$2.65	4,328	$11,469.20
February 1, 2012 — January 31, 2013	$2.7295	4,328	$11,813.28
February 1, 2013 — January 31, 2014	$2.8114	4,328	$12,167.67

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(b)           Monthly Base Rent for the Expansion Premises is determined on a full service basis and includes the Base Operating Expenses and Base Taxes referred to in Paragraph 8 hereof.

8.             Additional Rent; Increases in Operating Expenses and Taxes.

(a)           If Operating Expenses and/or Taxes with respect to the Existing Premises and the Expansion Premises as defined in Paragraphs 8(c) and 8(d), respectively, of this Amendment, for any calendar year during the extension of the term of the Lease of the Existing Premises or during the term of the Expansion Premises after the calendar year 2011 exceeds Base Operating Expenses and/or Base Taxes as defined in Paragraph 8(b) hereof, Lessee shall pay to Lessor, as “Additional Rent,” Lessee’s Share (as defined in Paragraph 4 hereof) of such increase in Operating Expenses and Taxes in accordance with Paragraph 5(f) of the Lease, as amended by Paragraph 8(e) hereof.

(b)           “Base Operating Expenses” and “Base Taxes” shall mean the actual Operating Expenses and Taxes of the Complex for the calendar year 2011, adjusted to reflect a ninety-five percent (95%) occupancy rate of the Complex throughout such year.

(c)           “Operating Expenses,” as used in this Amendment are defined in Paragraph 5(c) of the Lease, which is hereby incorporated herein by reference (subject to the Costs that are excluded from the definition of Operating Expenses by Paragraph 5(e) of the Lease).

(d)           “Taxes” as used in this Amendment are defined in Paragraph 5(d) of the Lease which is hereby incorporated herein by reference.

(e)           Effective as of the Expansion Premises Commencement Date, Paragraph 5(f) of the Lease is hereby amended by substituting “2011” in place of “2009.”

9.              Additional Security Deposit. Concurrently with the execution and delivery of this Amendment by Lessor and Lessee, Lessee shall pay to Lessor the sum of Twelve Thousand One Hundred Sixty-seven and Sixty-seven Hundredths Dollars ($12,167.67) as an additional Security Deposit reflecting the expansion of the Premises to include the Expansion Premises. Said additional sum shall increase the Security Deposit held by Lessor pursuant to Paragraph 7 of the Lease from Twenty-eight Thousand Five Hundred Twenty-eight and Fifty Hundredths Dollars ($28,528.50) to a total of Forty Thousand Six Hundred Ninety-six and Seventeen Hundredths Dollars ($40,696.17).

10.            Expansion Premises Tenant Improvement Work. Lessor shall cause to be performed prior to January 1, 2011, at Lessor’s sole cost and expense, the following Tenant Improvements in the Expansion Premises: remove the dividing wall between the Existing Premises and the Expansion Premises. Lessor agrees to cause such work to be performed after 5:00 p.m., Monday through Friday, or on weekends.

11.            Option to Extend. Paragraph 3(a) Option to Extend, of the Lease is hereby amended: (a) to provide that the Premises subject to the option to extend are the entire 9,515 rentable square feet consisting of the Existing Premises and the Expansion Premises, and (b) references in Paragraph 3 to “the expiration of the initial term” shall mean January 31, 2014.

4

12.          Real Estate Broker. Cornish & Carey Commercial (“Cornish & Carey”) represents both Lessor and Lessee in this transaction. Lessor shall pay a real estate commission to Cornish & Carey pursuant to a separate agreement between Lessor and Cornish & Carey. Except for Cornish & Carey, each party represents to the other that it has not had any dealings with any other real estate broker, agent, finder, or other person with respect to this Lease, and each party shall indemnify, defend, and hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, agent, finder, or other person with whom the indemnifying party has or purportedly has dealt other than the aforementioned broker.

13.          Parking.  Paragraph 26, Parking, of the Lease is amended as of February 1, 2011 to increase the number of parking spaces that Lessee shall have the right to use on a non-reserved basis pursuant to Paragraph 26 of the Lease. Lessee’s share of parking spaces shall be increased to equal Lessee’s proportionate share of the parking facilities of the Complex based upon the total 9,515 rentable square feet of the Existing Premises and the Expansion Premises. Paragraph 26 of the Lease shall remain in effect subject to the foregoing increase.

14.          Right of First Offer to Lease.

(a)           Subject to the expiration on December 31, 2010 of the existing Lease between Lessor and Gabriel Investment Services, LLC (“Gabriel Ventures”) of Suite 200, and subject to Gabriel Ventures vacating Suite 200, Lessor hereby grants to Lessee the right of first offer to lease the premises on the second floor of the Building referred to as Suite 200, consisting of approximately five thousand six hundred sixty (5,660) rentable square feet (the “First Offer Space”), upon the following terms and conditions: prior to entering into a lease of the First Offer Space with any other tenant, Lessor shall deliver to Lessee a written offer (“First Offer”) to lease the entire First Offer Space, the Monthly Base Rent at which the First Offer Space is offered for lease (which shall be Lessor’s good faith determination of the fair market value of the First Offer Space), the term of the lease of the First Offer Space in accordance with Paragraph 14(b), and the approximate date that the First Offer Space will be available for occupancy. Lessor shall also specify the amount, if any, of any tenant improvement allowance that Lessor is offering for the First Offer Space, or if the First Offer Space is offered for lease “as is,” without any tenant improvement allowance. Lessee shall have ten (10) calendar days after receipt of the First Offer within which to give written notice to Lessor of Lessee’s acceptance of Lessor’s First Offer to lease the First Offer Space, time being of the essence. Failure of Lessee to deliver such written acceptance within said period of ten (10) calendar days shall be deemed a rejection of the First Offer with respect to the First Offer Space.

(b)           If Lessee accepts Lessor’s First Offer to lease the First Offer Space within the time specified, Lessor and Lessee shall execute and deliver an amendment to this Lease stating that (1) the First Offer Space shall be added to the premises leased by Lessee, and Lessee shall pay the Monthly Base Rent for the First Offer Space specified by Lessor in the First Offer, with increases, if any, specified in the First Offer; (2) Lessee’s Share of the Additional Rent (increases in Operating Expenses and Taxes), as defined in Paragraph 8 of this Amendment, to be paid by Lessee with respect to the First Offer Space; (3) the First Offer Space shall be leased by Lessee for a term which is co-terminus with the then remaining term of this Lease of the Existing Premises and the Expansion Premises; provided, however, if Lessor’s First Offer is made on or after February 1, 2012 and Lessee has not further extended the Term as of such date,

5

Lessor shall have the right to specify in the First Offer that the term for the First Offer Space shall extend beyond the Term of this Lease for a period not to exceed thirty-six (36) months; (4) the First Offer Space shall be leased to Lessee subject to all of the other terms and provisions of the Lease as amended hereby, (A) except that Lessee’s termination right in Paragraph 16 shall be of no further force or effect, and (B) except as otherwise specified in Lessor’s First Offer; and (5) if Lessee exercises the option to extend referred to in Paragraph 11 of this Amendment, the premises leased by Lessee during the option period referred to in Paragraph 11 of this Amendment shall include the Existing Premises, the Expansion Premises, and the First Offer Space.

(c)           If Lessee rejects the First Offer, Lessor shall have the right, within one hundred eighty (180) days after the expiration of said period of ten (10) calendar days referred to in subparagraph (a) above, to lease all or any portion of the First Offer Space to a third party tenant, but not for a rent or on terms and conditions substantially more favorable to the tenant than those specified in the First Offer. If Lessor leases the entire First Offer Space to a third party tenant during the period of one hundred eighty (180) days after the rejection of the First Offer by Lessee, Lessee’s right of First Offer with respect to the First Offer Space shall terminate and shall be of no further force or effect. If Lessor is not successful in so leasing the First Offer Space during said period of one hundred eighty (180) days, Lessee’s right of First Offer to lease the First Offer Space shall again apply on the same terms and conditions as provided in this Paragraph 14.

(d)           Lessee’s expansion rights in Paragraph 35 of the Lease shall remain in effect subject to said Paragraph 35.

15.          Right of First Notification. During the term of the Lease as amended hereby, Lessor shall give Lessee at least fifteen (15) days written notice of the availability for lease, on a direct basis by Lessor, of the space on the ground floor of the Building and the lease terms for such space before such ground floor space is offered to the market for lease by Lessor.

16.          Termination Right. If Lessee gives written notice to Lessor between June 1, 2012 and July 31, 2012 (the exact date is referred to hereafter as the “notice date”) of Lessee’s bona fide need for additional space in the Building, specifying the number of rentable square feet that Lessee needs and if Lessor is not able to agree to accommodate Lessee’s additional space needs in the Building prior to January 31, 2013 because such additional space in the Building is not available for lease, provided Lessee is not in default beyond applicable notice and cure periods as of the notice date, or on the effective date of termination specified hereafter, subject to Paragraph 14(b)(4)(A), Lessee shall have the one time right to terminate the Lease effective January 31, 2013, (1) by giving written notice of termination to Lessor between June 1, 2012 and July 31, 2012, time being of the essence, and (2) concurrently with giving such notice of termination, Lessee shall pay to Lessor by bank cashier’s check a termination fee equal to the total of three (3) months of Monthly Base Rent for the Existing Premises and the Expansion Premises at the rates in effect on the effective date of termination, plus Lessee’s Share of Additional Rent (Operating Expenses and Taxes) due, if any, prorated as of the effective date of termination. If Lessee timely exercises its termination right as set forth herein and Lessee pays to Lessor the amounts at the time specified, the Lease shall terminate as of January 31, 2013 in the same manner as if the Lease had terminated in accordance with its terms, except for Lessee’s obligations to pay to Lessor the termination fee and the prorated Additional Rent. Lessor shall

6

respond to Lessee’s request to lease additional space in writing within ten (10) calendar days after Lessor’s receipt of Lessee’s notice. Lessor shall advise Lessee in Lessor’s written response whether or not Lessor is able to accommodate Lessee’s additional space needs.

17.          Continuing Effect. The parties acknowledge that the Lease remains in full force and effect as amended hereby, and with the term extended with respect to the Existing Premises and with the Existing Premises expanded to include the Expansion Premises subject to all of the terms and conditions of the Lease, as amended by this Amendment.

18.          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages may be detached from counterparts and attached to a single copy of this Amendment to form one (1) document.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

“Lessor”

350 MARINE PARKWAY LLC,
a California limited liability company

By:	/s/ James M. Pollock
James M. Pollock, Manager

By:	/s/ Jeffrey O. Pollock
Jeffrey Ord Pollock, Manager

“Lessee”

ROCKET FUEL INC.,
a Delaware corporation

By:	/s/ George H. John
Name:	George H. John
Its:	CEO

By:
Name:
Its:

7

EXPANSION PREMISES FLOOR PLAN

[FLOOR PLAN]

AMENDED EXHIBIT “B”

LESSOR’S FURNITURE

Item/Description	Count

Herman Miller cubes	16

Overhead cabinets	15

File cabinets	14

Blue tack boards	15

U shaped desks with overhead cabinet and file cabinet.	2

L shaped desk with overhead cabinet and file cabinet	1

EXHIBIT “C-1”

SECOND AMENDMENT TO LEASE

350 Marine Parkway

Redwood City, California 94065

THIS SECOND AMENDMENT TO LEASE (this “Amendment”), dated for reference purposes as of February 25, 2011, is made and entered into by and between 350 MARINE PARKWAY LLC, a California limited liability company, hereafter referred to as “Lessor,” and ROCKET FUEL, INC., a Delaware corporation, hereafter referred to as “Lessee.”

RECITALS

A.              Lessor and Lessee entered into a lease dated as of February 17, 2009 (the “Original Lease”) of certain premises consisting of approximately 5,187 rentable square feet referred to as Suite 220 (the “Existing Premises”) located on the second floor of the Building on the real property owned by Lessor commonly referred to as 350 Marine Parkway, Redwood City, California 94065.

B.              Lessor and Lessee entered into a First Amendment to Lease dated as of October 11, 2010 (the “First Amendment”) amending the Original Lease by, among other things, extending the term of the lease of the Existing Premises, expanding the Existing Premises to include approximately 4,328 additional rentable square feet (the “Expansion Premises”), in the Building, and to amend the lease in certain other respects as set forth therein. The Original Lease as amended by the First Amendment, and as further amended by this Amendment, is hereafter referred to as the “Lease.”

C.              Lessor and Lessee wish to enter into this Amendment to expand the Existing Premises to include approximately 90 additional rentable square feet in the Building, and to amend the Lease in certain other respects, as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.              Defined Terms. Except as otherwise provided herein, all capitalized terms and phrases used but not defined in this Amendment shall have the meanings given to them in the Lease.

2.              Expansion of the Existing Premises.

(a)                            Effective as of March 15, 2011, Lessor and Lessee hereby agree that the Existing Premises shall be expanded by approximately 90 rentable square feet, from approximately 5,187 rentable square feet to approximately 5,277 rentable square feet (the “Expanded Existing Premises”). The amended floor plan of the second floor of the Building is attached hereto as Amended Exhibit “B” and made a part hereof.

(b)                            Subject to the expansion of the Existing Premises as of March 15, 2011 pursuant to Paragraph 2(a) above, the initial term of the lease of the Expanded Existing Premises shall remain as set forth in Paragraph 2 of the First Amendment.

3.             Lessee’s Share. Paragraph 1(b) of the Lease and Paragraph 4 of the First Amendment are hereby amended as of March 15, 2011 to read as follows:

“(b) “Lessee’s Share” as used in this Lease shall mean the percentage calculated by dividing the sum of the total number of rentable square feet of the Expanded Existing Premises (5,277) and the Expansion Premises (4,328), which equals 9,605 rentable square feet, by the total number of rentable square feet in the Complex (34,452 rentable square feet). The parties agree that as of March 15, 2011 Lessee’s Share shall be 27.88% based upon the Expanded Existing Premises and the Expansion Premises consisting of a total of approximately nine thousand six hundred five (9,605) rentable square feet (9,605/34,452).”

4.             Expanded Existing Premises Monthly Base Rent. Paragraph 6 of the First Amendment is hereby amended to read as follows:

“6.       Existing Premises Monthly Base Rent. Paragraph 4(a) of the Lease is hereby amended to read as follows:

‘4.        Expanded Existing Premises Monthly Base Rent. Commencing as of March 15, 2011 and ending on January 31, 2014, Lessee shall pay to Lessor Monthly Base Rent determined on a full service basis that includes the Base Operating Expenses and Base Taxes referred to in Paragraph 8(b) of the First Amendment with respect to the Expanded Existing Premises, as follows:

Expanded Existing Premises:

Period	Rent/SF/Mo.	Sq. Ft.	Amount/Mo. Full Service
March 15, 2011 – May 14, 2011	$2.75	5,277	$14,511.75

May 15, 2011 – August 15, 2011	$0	5,277	$0

August 16, 2011 – May 31, 2012	$2.65	5,277	$13,984.05

June 1, 2012 – May 31, 2013	$2.73	5,277	$14,406.21

June 1, 2013 – January 31, 2014	$2.81	5,277	$14,828.37

5.              Additional Rent. Whenever reference is made to the “Existing Premises” in Paragraph 8, “Additional Rent, Increases in Operating Expenses and Taxes” of the First Amendment such term shall mean the Existing Premises as expanded by the additional approximately 90 rentable square feet referred to in this Amendment.

6.              Expanded Existing Premises Tenant Improvement Work. Lessor shall cause to be performed at Lessor’s sole cost and expense the Tenant Improvement Work in the Expanded Existing Premises described in the Proposal dated 1/21/2011 by JM Lehman Construction, Inc.

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attached hereto as Exhibit “E” and made a part hereof. Any additional work in the Expanded Existing Premises or elsewhere in the Existing Premises shall be performed at Lessee’s expense, subject to Lessor’s approval of said additional work.

7.             The Expansion Premises Monthly Base Rent. The Expansion Premises Monthly Base Rent shall be payable by Lessee to Lessor in accordance with Paragraph 7 of the First Amendment.

8.             Option to Extend. Paragraph 3(a), Option to Extend, of the Lease is hereby amended to provide that the Premises subject to the option to extend are the entire 9,605 rentable square feet consisting of the Expanded Existing Premises and the Expansion Premises.

9.             Real Estate Broker. Cornish & Carey Commercial (“Cornish & Carey”) represents both Lessor and Lessee with respect to this Second Amendment. Lessor shall pay a real estate commission to Cornish & Carey for its services in connection with this Second Amendment pursuant to a separate agreement between Lessor and Cornish & Carey. Except for Cornish & Carey, each party represents to the other that it has not had any dealings with any other real estate broker, agent, finder, or other person with respect to this Amendment, and each party shall indemnify, defend, and hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, agent, finder, or other person with whom the indemnifying party has or purportedly has dealt other than the aforementioned broker.

10.          Continuing Effect. The parties acknowledge that the Lease remains in full force and effect as amended hereby, with the Existing Premises expanded by approximately 90 rentable square feet, as provided in this Amendment.

11.          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages may be detached from counterparts and attached to a single copy of this Amendment to form one (1) document.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

“Lessor”

350 MARINE PARKWAY LLC,
a California limited liability company

By:	/s/ James M. Pollock
James M. Pollock, Manager company

By:	/s/ Jeffrey O. Pollock
Jeffrey Ora Pollock, Manager

“Lessee”

ROCKET FUEL, INC.,
a Delaware corporation

By:	/s/ George H. John

Name:	George H. John

Its:	CEO

By:	/s/ Illegible

Name:	Illegible

Its:	CFO

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AMENDED EXPANSION PREMISES FLOOR PLAN

ATTACHED

AMENDED EXHIBIT “B”

EXHIBIT B

[FLOOR PLAN]

JM LEHMAN CONSTRUCTION, INC.		PROPOSAL

1932 EUCALYPTUS AVE.	Date	Proposal #
SAN CARLOS, CA 94070	1/21/2011	2009M327

TEL: (650) 593-6211
FAX: (650) 637-1040
CA LICENSE #627936

Name / Address	Project

Pollack Financial 150 Portola Rd. Portola Valley, CA	Rocketfuel Inc. 350 Marine Parkway, Suite 220 Redwood Shores, CA 94065

Description		Total

SCOPE OF WORK:		5,200.00

Lobby Area

- Demo existing Entry Door

- Demo Corridor wall and leave header (T-bar ceilings do not match)

- Wrap header with sheetrock, install square cornerbead, tape & finish smooth

- Frame new full height Entry wall, sheetrock, tape & finish smooth

- Demo T-bar ceiling for full height entry wall, install new wall angle, put T-bar back together

- Install Entry Door in new location

- Furnish and install 18” x 9’ hollow metal 20 min. rated borrowed lite on side of Entry Door

- Furnish and install clear aluminum borrowed lite to match existing

- Demo approx. 22’ x 14’ of glue down carpet

- Furnish and install new glue down carpet & base (allowance $1,500.00)

- Electrical (Demo switches & two (2) duplex outlets, wire for & install new switches)

- Paint

- Clean-up

Thank you for the opportunity to provide pricing for this project.

Total
APPROVED:	DATE:

Exhibit “E”

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JM LEHMAN CONSTRUCTION, INC.		PROPOSAL

1932 EUCALYPTUS AVE.	Date	Proposal #
SAN CARLOS, CA 94070	1/21/2011	2009M327

TEL: (650) 593-6211
FAX: (650) 637-1040
CA LICENSE #627936

Name / Address	Project

Pollack Financial 150 Portola Rd. Portola Valley, CA	Rocketfuel Inc. 350 Marine Parkway, Suite 220 Redwood Shores, CA 94065

Description		Total

* All work to be done during normal business hours

Payment is to be made as follows: Full payment upon Job Completion

All material is guaranteed to be as specified. All work is to be completed in a manner according to standard practices. Any alternation or deviation from the specifications made involving extra costs will be executed only upon written orders and will become an extra charge over and above the proposal.

THIS PROPOSAL MAY BE WITHDRAWN BY US IF NOT ACCEPTED WITHIN THIRTY (30) DAYS.

AUTHORIZED SIGNATURE	DATE:

ACCEPTANCE OF PROPOSAL — The above prices, specifications, and conditions are satisfactory and are hereby accepted. You are authorized to do the work as specified. Payment will be made as outlined above.

ACCEPTANCE SIGNATURE	DATE:

Thank you for the opportunity to provide pricing for this project.

	Total	$5,200.00
APPROVED:	DATE:

Exhibit “E”

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THIRD AMENDMENT TO LEASE

350 Marine Parkway

Redwood City, California 94065

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”), dated for reference purposes as of March 22, 2012, is made and entered into by and between 350 MARINE PARKWAY LLC, a California limited liability company, hereafter referred to as “Lessor,” and ROCKET FUEL, INC., a Delaware corporation, hereafter referred to as “Lessee.”

RECITALS

A.            Lessor and Lessee entered into a lease dated as of February 17, 2009 (the “Original Lease”) of certain premises consisting of approximately 5,187 rentable square feet referred to as Suite 220 located on the second floor of the Building on the real property owned by Lessor commonly referred to as 350 Marine Parkway, Redwood City, California 94065.

B.            Lessor and Lessee entered into a First Amendment to Lease dated as of October 11, 2010 (the “First Amendment”) amending the Original Lease by, among other things, extending the term of the Original Lease, expanding the second floor premises by approximately 4,328 rentable square feet, from approximately 5,187 rentable square feet to a total of approximately 9,515 rentable square feet and amending the Original Lease in certain other respects as set forth in the First Amendment.

C.            Lessor and Lessee entered into a Second Amendment to Lease dated as of February 25, 2011 (the “Second Amendment”) amending the Original Lease, as amended by the First Amendment, by expanding the Existing Premises on the second floor of the Building by approximately 90 rentable square feet from approximately 9,515 rentable square feet to approximately 9,605 rentable square feet (referred to in this Third Amendment as the “Existing Premises”). The Original Lease, as amended by the First Amendment and the Second Amendment, is hereafter referred to as the “Lease.”

D.            Lessor and Lessee now wish to enter into this Third Amendment to expand the Existing Premises to include Suite 100, the entire first floor of the Building consisting of approximately 14,572 rentable square feet (referred to in this Third Amendment as the “Expansion Premises”), and to amend the Lease in certain other respects, as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.             Defined Terms.

(a)           Except as otherwise provided herein, all capitalized terms and phrases used but not defined in this Third Amendment shall have the meanings given to them in the Lease.

(b)           As used in this Third Amendment (1) the “Existing Premises” refers to Suite 220 consisting of approximately 9,605 rentable square feet on the second floor of the Building (5,187 + 4,328 + 90 = 9,605); (2) the “Expansion Premises” refers to Suite 100, consisting of approximately 14,572 rentable square feet on the first floor of the Building; and (3) the “Total Premises” refers to the sum of the Existing Premises and the Expansion Premises for a total of approximately 24,177 rentable square feet. Effective as of the Expansion Premises Commencement Date, the term “Premises” as used in the Lease shall mean the Total Premises, except as otherwise provided in this Third Amendment.

2.             Term.

(a)           The commencement date of the term of the Original Lease of approximately 5,187 rentable square feet of the premises located on the second floor of the Building was on or about March 15, 2009; the commencement date of the expansion of the premises on the second floor of the Building of approximately 4,328 additional rentable square feet was on or about February 1, 2011 pursuant to the First Amendment; and the commencement date of the expansion of the premises on the second floor of the Building by approximately 90 rentable square feet was on or about March 15, 2011.

(b)           Except as otherwise provided in this Third Amendment, the Commencement Date of the term of the Lease as to the Expansion Premises (the “Expansion Premises Commencement Date”), shall be the later of August 1, 2012 or the date that Lessor delivers legal possession of the Expansion Premises to Lessee free of any claims by the Superior Lessors (as defined in Paragraph 15 below), and the Expiration Date of the Lease of the Expansion Premises shall be July 31, 2017, unless sooner terminated in accordance with the Lease, making the Total Premises in the Building leased by Lessee approximately 24,177 rentable square feet. An amended floor plan of the Total Premises is attached hereto as Exhibit A. Effective as of the

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Expansion Premises Commencement Date, Lessor hereby leases the Expansion Premises to Lessee, subject to all of the terms and conditions of the Lease, as amended by this Third Amendment. Notwithstanding anything to the contrary in the Lease, Lessor agrees that Lessee may surrender possession of the Total Premises at the expiration or earlier termination of the Lease in the condition existing as of the Expansion Premises Commencement Date, as modified by the Tenant Improvement Work.

(c)           Effective as of the Expansion Premises Commencement Date, the Expiration Date of the Lease as to the Existing Premises is hereby extended from January 31, 2014 to July 31, 2017 in order to be co-terminus with the Expiration Date of the term of the Lease as to the Expansion Premises.

3.             Lessee’s Share. Paragraph 3(b) of the Lease is hereby amended to read as follows:

“(b)         Through July 31, 2012 “Lessee’s Share” as used in this Lease shall be 27.88%, the percentage calculated by dividing the number of rentable square feet of the Existing Premises (approximately 9,605 rentable square feet) by 34,452 (9,605/34,452). Effective as of the Expansion Premises Commencement Date, “Lessee’s Share” as used in this Lease shall be 70.18% the percentage calculated by dividing the number of rentable square feet of the Total Premises (24,177 rentable square feet), by the total number of rentable square feet in the Complex (34,452 rentable square feet). The parties agree that as of the Expansion Premises Commencement Date, Lessee’s Share shall be 70.18% based upon the Total Premises containing approximately twenty-four thousand one hundred seventy-seven (24,177) rentable square feet (24,177/34,452).”

4.             Existing Premises Monthly Base Rent. Effective as of the Expansion Premises Commencement Date, Paragraph 4(a) of the Lease is deleted in its entirety and replaced by the following:

“(a)         Commencing as of February 1, 2012 and ending on July 31, 2017, Lessee shall pay to Lessor Monthly Base Rent for the Existing Premises determined on a full service basis that includes Lessee’s Share of the Base Operating Expenses and Base Taxes attributable to the Existing Premises as follows:

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Period	Rent/SF/Mo.	Sq. Ft.	Amount/Mo. Full Service
February 1, 2012 – May 31, 2012	$2.65	9,605	$25,453.25
June 1, 2012 – May 31, 2013	$2.73	9,605	$26,221.65
June 1, 2013 – January 31, 2014	$2.81	9,605	$26,990.05
February 1, 2014 – July 31, 2014	$3.5535	9,605	$34,131.37
August 1, 2014 – July 31, 2015	$3.6601	9,605	$35,155.26
August 1, 2015 – July 31, 2016	$3.7699	9,605	$36,209.89
August 1, 2016 – July 31, 2017	$3.8830	9,605	$37,296.22

“Base Operating Expenses” and “Base Taxes” payable by Lessee with respect to the Existing Premises shall mean Lessee’s Share of the actual Operating Expenses and Taxes of the Complex for the calendar year 2011 and continuing through July 31, 2017, adjusted to reflect a ninety-five percent (95%) occupancy rate of the Complex throughout such year, pursuant to Paragraph 3 above.”

5.             Expansion Premises Monthly Base Rent.

(a)           Commencing as of the Expansion Premises Commencement Date and ending on July 31, 2017, Lessee shall pay to Lessor Monthly Base Rent for the Expansion Premises determined on a full service basis that includes Lessee’s Share of the Base Operating Expenses and Base Taxes (referred to in Paragraph 3 above) as follows:

			Amount/Mo.
Period	Rent/SF/Mo.	Sq. Ft	Full Service
Expansion Premises Commencement Date - October 31, 2012	$0	14,572	$0
November 1, 2012 - July 31, 2013	$3.45	14,572	$50,273.40
August 1, 2013 - July 31, 2014	$3.5535	14,572	$51,781.60
August 1, 2014 - July 31, 2015	$3.6601	14,572	$53,355.05
August 1, 2015 - July 31, 2016	$3.7699	14,572	$54,935.10
August 1, 2016 - July 31, 2017	$3.8830	14,572	$56,583.15

(b)           Commencing on the Expansion Premises Commencement Date, and continuing through July 31, 2017, “Base Operating Expenses” and “Base Taxes” payable by Lessee with respect to the Expansion Premises shall mean Lessee’s Share of the actual

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Operating Expenses and Taxes of the Complex for the calendar year 2012 adjusted to reflect a ninety-five percent (95%) occupancy rate of the Complex throughout such year.

6.             Expansion Premises Tenant Improvement Work.

(a)           Subject to Paragraph 6(b) Lessor shall cause to be performed general fix up work in the approximately 14,572 rentable square feet of the Expansion Premises, including, but not limited to, replacement of carpet, new paint, installation of glass to recently added offices, the addition of a unisex restroom, and the demolition of a few walls specified by Lessee, as reflected by a space plan approved in writing by Lessor and Lessee is attached hereto as Exhibit B (the “Expansion Premises Tenant Improvement Work”).  The Expansion Premises Tenant Improvement Work shall be performed by a general contractor selected by Lessor (the “General Contractor”) pursuant to a construction contract between Lessor and the General Contractor (the “Construction Contract”) containing a guaranteed maximum price of the work in an amount not exceeding the construction budget for the Expansion Premises Tenant Improvement Work attached hereto as Exhibit B (the “Approved Budget”) and a one (1) year warranty against defects in the Expansion Premises Tenant Improvement Work. The Construction Contract shall specify a substantial completion date of the Expansion Premises Tenant Improvement Work which date shall be on or about August 1, 2012.

(b)           Lessor shall contribute the sum of up to One Hundred Sixty Thousand Two Hundred Ninety-two Dollars ($160,292.00) ($11.00 per square foot of the Expansion Premises) (“Lessor’s Tenant Improvement Allowance”). Lessee shall be required to pay (collectively, the “Lessee’s Contribution”): (i) the excess, if any, of the Approved Budget over the Lessor’s Tenant Improvement Allowance; and (ii) any increase in the cost of the Expansion Premises Tenant Improvement Work in excess of Lessor’s Tenant Improvement Allowance that is due to any additions to the work described in Paragraph 6(a) requested by Lessee before the commencement of the work, that are approved in writing by Lessor, or any additions to the work requested by Lessee after the commencement of the work that are the subject of change orders requested by Lessee that are approved by Lessor and Lessee in writing (“Approved Change Orders”). Lessor shall pay any increase in the guaranteed maximum price of the work specified in the Construction Contract claimed by the contractor due to Building conditions not apparent to the contractor at the time the guaranteed maximum price Construction Contract is signed by the contractor.

(c)           Upon receipt by Lessor of any progress billings from the General Contractor that exceed Lessor’s Tenant Improvement Allowance, Lessor shall submit

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an invoice to Lessee for Lessee’s Contribution (together with copies of the General Contractor’s total billings to date), and Lessor shall submit an invoice to Lessee for each billing by the General Contractor thereafter for all additional amounts payable by Lessee as Lessee’s Contribution (with a copy of such billing). Lessee shall pay to Lessor for payment by Lessor to the General Contractor the amount of each such invoice for Lessee’s Contribution within ten (10) business days after receipt by Lessee of such invoice.

(d)           Notwithstanding anything to the contrary in the Lease or this Third Amendment, Lessor shall pay for (and the Tenant Improvement Allowance shall be deemed to be increased by the amount of) any of the following costs: (i) costs incurred due to the presence of Hazardous Materials in the Expansion Premises or the surrounding areas unless due to the use of Hazardous Material by Lessee, (ii) costs to bring the Expansion Premises, the Building or any exterior areas into compliance with applicable laws and restrictions, including, without limitation, the Americans with Disabilities Act and environmental laws, even if such compliance is triggered as a result of the Expansion Premises Tenant Improvement Work, and (iii) any construction management, supervision, alteration, or similar fees of Lessor or its property manager in connection with the Expansion Premises Tenant Improvement Work.

(e)           Any unused amount of Lessor’s Tenant Improvement Allowance shall be retained by Lessor upon completion of the Expansion Premises Tenant Improvement Work and shall not be credited against rent payable by Lessee to Lessor.

(f)            The Expansion Premises Tenant Improvement Work shall comply with all applicable laws and building codes, including the Americans with Disabilities Act, and shall be constructed in a good and workmanlike manner, free of defects, using new materials and equipment of good quality. Upon substantial completion of the Expansion Premises Tenant Improvement Work, Lessee shall have the right to submit a written “punch list” to Lessor, setting forth any defective items of construction. Lessor shall cause any such items to be corrected promptly by the General Contractor or the responsible subcontractor. Neither the acceptance by Lessee of the Expansion Premises nor the submission of a “punch list” shall be deemed a waiver by Lessee of Lessee’s right to have any defects in the Expansion Premises Tenant Improvement Work repaired at no cost to Lessee, provided that Lessee gives written notice to Lessor of any defects in the Expansion Premises Tenant Improvement Work within the one (1) year contractor’s warranty in the Construction Agreement with the General Contractor against defects in workmanship or materials. The cost of any repairs necessary to correct any defects in the Expansion Premises

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Tenant Improvement Work thereafter shall be treated as an Operating Expense pursuant to Paragraph 5 of the Original Lease.

(g)           The Expansion Premises shall be delivered to Lessee in good working condition, including, but not limited to, the roof of the Building, HVAC, electrical, plumbing, and lighting systems in the Building and the Expansion Premises, and, Lessor shall, at its sole cost and expense, repair any defect in the foregoing delivery condition promptly after receipt of notice from Lessee; provided, that, Lessee provides such notice within ninety (90) days following (l) the Expansion Premises Commencement Date or (2) the substantial completion of the Expansion Premises Tenant Improvement work, whichever occurs first. Subject to the foregoing and the completion of the Expansion Premises Tenant Improvement Work, Lessee waives all right to make repairs at the expense of Lessor, or to deduct the costs thereof from the rent, and Lessee waives all rights under Section 1941 and 1942 of the Civil Code of the State of California.

(h)           Lessor acknowledges that Lessee occupies or will occupy the Expansion Premises under a Temporary License Agreement (as defined in Paragraph 15 of this Third Amendment). Lessor agrees that, at Lessee’s option, the Expansion Premises Tenant Improvement Work may be performed in the Expansion Premises prior to the Expansion Premises Commencement Date, provided that (1) Lessor has previously approved in writing the plans and specifications for the Expansion Premises Tenant Improvement Work and the guaranteed maximum price specified in the Construction Contract between Lessor and the General Contractor who is to perform the Expansion Premises Tenant Improvement Work; (2) Lessee shall deliver to Lessor concurrently with execution and delivery by the parties of this Third Amendment a certificate of insurance confirming that Lessee’s Commercial General Liability Insurance coverage is in effect with respect to the Expansion Premises and that Lessor is named as an additional insured thereon pursuant to the terms and conditions of Paragraph 11(a) of the Original Lease; and (3) Lessee has delivered to Lessor prior to or concurrently with the execution and delivery by the parties of this Third Amendment the additional Security Deposit amount referred to in Paragraph 7 hereof.

(i)            During the Lease term, as extended, Lessee shall have the right to use any cubicles owned by Lessor and located in the Expansion Premises (the “Lessor-Owned Cubicles”). An inventory of the Lessor-Owned Cubicles is attached hereto as Exhibit C. Lessor shall remove certain furniture in the Expansion Premises specified by Lessee within thirty (30) days after (1) the Expansion Premises Commencement Date, or (2) the substantial completion of the Expansion Premises Tenant Improvement Work, whichever occurs first. If after such thirty (30) days

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Lessee wants to have furniture removed from the Premises, Lessee shall give written notice to Lessor requesting such removal. Lessor shall remove such furniture and submit an invoice to Lessee for the actual, reasonable cost of such removal, and Lessee shall promptly reimburse Lessor for such cost. Upon such removal the parties shall update the inventory attached hereto as Exhibit C. Lessor shall ensure that all existing wiring in the Expansion Premises is not cut during the removal of any furniture.

(j)            Lessee agrees to observe the following rules and regulations of the Building during the term of this Lease: (1) There shall be no loud music or musical instruments played in the Building; (2) Lessee shall use its good faith diligent efforts to keep the Building restrooms in a neat and orderly condition; and (3) any common area parties or other events sponsored by Lessee shall be subject to Lessor’s prior written approval, which approval Lessor may withhold in Lessor’s sole, but reasonable, judgment if Lessor believes that any such event could disturb other tenants of the Building. If Lessee breaches any of the foregoing Building rules and regulations Lessor shall give Lessee prompt written notice thereof and for one (1) year thereafter Lessor may, in Lessor’s sole judgment, withhold Lessor’s approval of any common area parties or other events.

7.             Security Deposit. Lessor currently holds a Security Deposit from Lessee of Forty Thousand Dollars ($40,000.00). Concurrently with the execution and delivery of this Third Amendment by Lessor and Lessee, Lessee shall pay to Lessor an additional cash Security Deposit in the amount of Three Hundred Sixty Thousand Dollars ($360,000.00), increasing the Security Deposit to Four Hundred Thousand Dollars ($400,000.00). Upon Lessee delivering to Lessor bank statements confirming that Lessee has raised a minimum of Twenty Million Dollars ($20,000,000.00) debt or equity funding during the calendar year 2012, and provided that no event of default by Lessee under this Lease has occurred and is continuing as of the date of receipt of such confirmation (as “event of default” is defined in Paragraph 22 of the Original Lease), Lessor shall promptly release and return to Lessee One Hundred Thousand Dollars ($100,000.00) of the Security Deposit, reducing the Security Deposit to Three Hundred Thousand Dollars ($300,000.00). Thereafter, provided that (1) Lessee delivers written evidence acceptable to Lessor that Lessee has a cash balance of at least Five Million Dollars ($5,000,000.00) in Lessee’s corporate bank accounts; and (2) no event of default by Lessee under this Lease has occurred and is continuing as of the applicable Reduction Date, as of March 1, 2013 and thereafter on each anniversary of said date during the term of the Lease (each, a “Reduction Date”), Lessor shall credit on each Reduction Date the total sum of Seventy-five Thousand Dollars ($75,000.00) of the Security Deposit to the next monthly payments of the Existing Premises Monthly Base Rent and the Expansion Premises Monthly Base Rent,

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prorata, based on said two Monthly Base Rent amounts following such Reduction Date; provided, however, that such reductions of the Security Deposit shall cease when the Security Deposit has been reduced to One Hundred Fifty Thousand Dollars ($150,000.00), which amount shall be retained by Lessor as a Security Deposit until the expiration of the term of the Lease of the Existing Premises and the Expansion Premises and the term of any Option to Extend exercised by Lessee.

8.             Option to Extend.  Paragraph 3(a), Option to Extend, of the Lease and Paragraph 8 of the Second Amendment, are hereby amended as follows:

(a)           The option extension period is extended from twenty-four (24) calendar months to sixty (60) calendar months;

(b)           Lessee may exercise the Option to Extend with respect to the Existing Premises; or the Expansion Premises; or the Total Premises; and

(c)           Subject to the amendments referred to in subparagraphs (a) and (b) above of this Paragraph 8, Paragraph 3, Option to Extend, of the Lease and Paragraph 8 of the Second Amendment shall continue to apply such that Lessee has one (1) Option to Extend the term of the Lease as to the Existing Premises, the Expansion Premises, or both, for one (1) additional term of sixty (60) calendar months.

9.             Right of First Offer.

(a)           Subject to the prior rights granted by Lessor to Gabriel Investments (Suite 200) and Woodside Fund (Suite 300), in their existing leases as set forth on Exhibit D attached hereto, Lessor hereby grants to Lessee the right of first offer (“Right of First Offer”) to lease Suite 200 and/or Suite 300 if either or both said suites becomes available for lease pursuant to a direct lease from Lessor (not a sublease) at any time during the initial term of this Lease. Lessee’s Right of First Offer is personal to Rocket Fuel, Inc. and any Permitted Affiliate of Lessee. Lessee’s Right of First Offer to lease Suite 200 and/or Suite 300 shall be upon the following terms and conditions: provided that no event of default by Lessee (as defined in Paragraph 22 of the Original Lease) has occurred and remains uncured, and provided that Lessee has not assigned its interest in this Lease to any third party, (other than a Permitted Affiliate), and subject to the prior rights of Gabriel Investments and Woodside Fund referred to above, when either of Suite 200 or Suite 300 becomes available for lease Lessor shall deliver to Lessee written notice offering to lease such space to Lessee, specifying the number of rentable square feet of the space available

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for lease, the Monthly Base Rent for such space, the date the space will be available for occupancy, and the term of the Lease for such space (“First Offer”). The space shall be offered to Lessee for lease “as is” in its then condition. Lessor shall have no obligation to construct any Tenant Improvements to such space. Lessee shall have five (5) business days after receipt of the First Offer within which to give written notice to Lessor of interest by Lessee’s management in leasing the offered space pursuant to Lessor’s First Offer. Failure of Lessee to deliver such written notice of interest within said period of five (5) business days following receipt of Lessor’s notice of the First Offer, or Lessee’s failure to deliver Lessee’s final written acceptance of Lessor’s First Offer within ten (10) business days following receipt of Lessor’s notice of the First Offer, shall be deemed a rejection of the First Offer, time being of the essence. If Lessee rejects the First Offer, Lessor shall have the right to lease all or any part of the space to a third party lessee for a term, at such rental, and upon such other terms and conditions as Lessor shall determine in Lessor’s sole judgment, provided that if Lessee rejects the First Offer and thereafter Lessor decides to offer to lease the space at a lower Monthly Base Rent or on materially more favorable terms than the terms contained in Lessor’s First Offer to Lease, Lessor shall re-offer the space to Lessee in writing at the lower Monthly Base Rent or on such more favorable terms before offering the space to a third party at such lower Monthly Base Rent or on such more favorable terms (a “Reoffer”), and Lessee shall have three (3) business days after receipt of the Reoffer to accept the revised First Offer in writing, time being of the essence. If Lessee notifies Lessor in writing of Lessee’s final acceptance of Lessor’s First Offer or Reoffer within the time periods referred to above, then Lessee and Lessor shall execute and deliver an amendment to this Lease to include the space which shall become a part of the Total Premises for purposes of this Lease. The space shall be leased by Lessee at the then applicable Monthly Base Rent in Lessor’s First Offer (or such lower rent as is offered to Lessee in the Reoffer), and subject to all of the other terms and provisions of this Lease (as the same may be amended by the terms of the First Offer or Reoffer), excluding Paragraph 6 hereof (Expansion Premises Tenant Improvement Work) if no tenant improvement allowance is provided in the First Offer or Reoffer.

(b)           The rights of Lessee under this Paragraph 9 shall be continuous through the term of the Lease, as extended. Lessee’s rejection of any particular offer shall not relieve Lessor of its obligation to again offer Suite 200 and Suite 300 to Lessee at any time that such space subsequently becomes available.

10.          Assignment and Subletting. The word “Premises” when used in Paragraph 17, Assignment and Subletting, of the Lease shall mean both the Existing Premises and the Expansion Premises. Subject to Paragraph 8(b) above, Paragraph 17 of the Lease, Assignment and Subletting, shall apply to the Total Premises.

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11.          Parking. The provision “Lessee’s proportionate share of the parking facilities of the Complex” as used in Paragraph 26 of the Original Lease shall mean 70% of the parking facilities of the Complex (24,177/34,452) such that from and after the Expansion Premises Commencement Date Lessee shall have the right to use on a non-reserved basis pursuant to Paragraph 26 of the Lease Lessee’s proportionate share of the parking facilities of the Complex based upon the total 24,177 rentable square feet of the Existing Premises and the Expansion Premises. Paragraph 26 of the Lease shall remain in effect subject to the foregoing increase.

12.          Signage. Lessee’s signage rights granted by Lessor in Paragraph 27 of the Original Lease (Building directory, suite signage, and monument signage) shall be expanded to reflect the total rentable square feet of the Total Premises (24,177 square feet). Lessee shall also have the right at Lessee’s expense to install Building top signage, subject to (1) the prior written approval by Lessor of the size, design, and location of all such signage, including the Building top signage, (2) compliance by Lessee with all rules, regulations and ordinances of the City of Redwood City, and the Redwood Shores Association applicable to all of Lessee’s signage, including the Building top signage, and (3) the prior written approval by the City of Redwood City and the Redwood Shores Association of Lessee’s signage, including the Building top signage. Lessee shall repair and maintain at Lessee’s expense all such signage, and Lessee shall remove at Lessee’s expense upon the expiration or sooner termination of this Lease all of Lessee’s signage installed in, on, or about the Building, including the Building top signage, and Lessee shall promptly repair at Lessee’s expense any damage to the Building or common areas of the Property caused by such removal upon the expiration or sooner termination of this Lease. The foregoing obligations of Lessee shall survive the expiration or sooner termination of this Lease.

13.          Real Estate Broker. Cornish & Carey Commercial Newmark Knight Frank (“Cornish & Carey”) represents both Lessor and Lessee with respect to this Third Amendment. Lessor shall pay a real estate commission to Cornish & Carey for its services in connection with this Third Amendment pursuant to a separate agreement between Lessor and Cornish & Carey. Except for Cornish & Carey, each party represents to the other that it has not had any dealings with any other real estate broker, agent, finder, or other person with respect to this Third Amendment, and each party shall indemnify, defend, and hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, agent, finder, or other person with whom the indemnifying party has or purportedly has dealt other than Cornish & Carey.

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14.          Continuing Effect. The parties acknowledge that except to the extent the Lease is amended by this Third Amendment the Lease shall remain unmodified and in full force and effect and is hereby ratified and confirmed.

15.          Existing Sublease. The parties acknowledge that the Expansion Premises were originally leased by 350 Marine Parkway LLC, Gillikin Trade LLC, Lewis Trade LLC, Spiegl Trade LLC, and Welsh Trade LLC (collectively “Building Owner”) to Hudson Entertainment, Inc. (the “Sublessor”) under that certain Standard Office Master Lease dated July 11, 2006 (the “Master Lease”), and subleased by Sublessor to Activision Publishing, Inc. (the “Sub-Sublessor”) under that certain Sublease dated November 7, 2008 (the “Sublease”), and sub-subleased by Sub-Sublessor to Obopay, Inc. (the “Sub-Sublessee,” and, collectively with Building Owner, Sublessor and Sub-Sublessor, the “Superior Lessors”) pursuant to that certain Sub-Sublease dated May 17, 2010 (the “Sub-Sublease,” and, collectively with the Master Lease and Sublease, the “Superior Leases”). Sub-Sublessee subsequently licensed a portion of the Expansion Space and has the right to license and occupy the entire Expansion Space pursuant to that certain License dated February 1, 2012 (the “Temporary License Agreement”), which Temporary License Agreement expires July 31, 2012. Accordingly, Lessor further agrees as follows:

(a)           Lessor acknowledges and consents to the Temporary License Agreement and agrees that Lessor shall not terminate the Master Lease or take any action under the Master Lease or the other Superior Leases to declare any Superior Lessor to be in default of any Superior Lease due to the Temporary License Agreement or Lessee’s occupancy of the Expansion Space thereunder.

(b)           Lessor agrees that, in the event of any termination of the Master Lease prior to the Expansion Premises Commencement Date, the Lease and this Third Amendment shall be automatically amended such that the Expansion Premises Commencement Date shall be deemed to have occurred as of the date of such termination of the Master Lease; provided, however, that if such termination of the Master Lease arises out of the occurrence of a casualty or condemnation event, then Paragraph 20, Damage and Destruction, and Paragraph 21, Eminent Domain, respectively, of the Lease shall apply.

(c)           Notwithstanding anything to the contrary in this Lease or any of the Superior Leases, Lessor hereby releases all Superior Lessors from any surrender obligations with respect to the Expansion Premises, and, acknowledges that possession of the Expansion Premises will not be surrendered at the expiration of the Superior Leases (due to the continued occupancy by Lessee of the Expansion Premises pursuant to this Third Amendment). Each Superior Lessor shall be a third

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party beneficiary of the foregoing release, and, Lessor will execute a separate release in favor of any such Superior Lessor, if requested by such Superior Lessor.

(d)           Lessor agrees to provide copies to Lessee of any notices or other correspondence with any Superior Lessor in connection with the Expansion Premises and/or the Superior Leases.

16.          SNDA. Lessor shall use its good faith diligent efforts to obtain within thirty (30) days after the execution and delivery by the parties of this Third Amendment a commercially reasonable subordination and non-disturbance agreement (“SNDA”) from any lender with a deed of trust lien on the Complex providing that Lessee’s leasehold interest in the Complex shall not be disturbed in the event of a foreclosure of the lender’s deed of trust or a transfer of the Complex by a deed in lieu of foreclosure, so long as no event of default by Lessee under the Lease remains uncured. The SNDA shall provide that in the event of foreclosure or conveyance of the Complex by deed in lieu of foreclosure the lender shall not be bound by any previous defaults of Lessor then existing under the Lease, including, but not limited to, Lessor’s obligation to fund the Lessor’s Tenant Improvement Allowance specified in subparagraph 6(b) of this Third Amendment.

17.          Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages may be detached from counterparts and attached to a single copy of this Third Amendment to form one document.

(Signatures appear on the following page.)

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IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date set forth above.

“Lessor”

350 MARINE PARKWAY LLC,
a California limited liability company

By:	/s/ James M. Pollock
James M. Pollock, Manager

By:	/s/ Lincoln Westcott
Lincoln Westcott, Manager

“Lessee”

ROCKET FUEL, INC.,
a Delaware corporation

By:	/s/ J. Peter Bardwick

Name:	J. Peter Bardwick

Its:	CFO

By:

Name:

Its:

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Exhibit A

Total Premises Floor Plan

[See attached]

EXISTING PREMISES

[FLOOR PLAN]

EXPANSION PREMISES

[FLOOR PLAN]

Exhibit B

Space Plan for Expansion Premises Tenant Improvement Work

[See attached]

JM LEHMAN CONSTRUCTION, INC.		PROPOSAL

1932 EUCALYPTUS AVE.	Date	Proposal #
SAN CARLOS, CA 94070	4/3/2012	20110179

TEL: (650) 593-6211
FAX: (650) 637-1040
CA LICENSE #627936

Name / Address	Project

Pollack Financial	Revised
150 Portola Rd.	Rocketfuel Inc.
Portola Valley, CA	350 Marine Parkway
1st Floor
Redwood Shores, CA 94065

Description		Total

SCOPE OF WORK (per job walk and sketch):

- Demo (2 corner offices (Ping Pang Room), full height wall, T-bar, doors/frames & Office behind stairwell with full height walls)		8,135.00

- Demo fire sprinkler drops from Office demo, relocate upward		2,300.00

- New T-bar Ceiling		2,375,00

Computer Room 131		3,100.00
- Frame undergrid wall, sheetrock, tape & finish to match existing
- Install door/frame (provided by landlord)
- Paint
- Redistribute electrical to stay in new Server Room

Wall in Front of Restrooms		1,550.00
- Frame wall (6’ high) column to column, sheetrock both sides, tape & finish to match existing walls

*Alternate: Furnish and install two (2) clear aluminum borrowed lites approx. 10’ wide x 6’ high with one (1) vertical mullion in each with 1/4” clear tempered glass		3,465.00

Thank you for the opportunity to provide pricing for this project.

Total
APPROVED:	DATE:

1

JM LEHMAN CONSTRUCTION, INC.		PROPOSAL

1932 EUCALYPTUS AVE.	Date	Proposal #
SAN CARLOS, CA 94070	4/3/2012	20110179

TEL: (650) 593-6211
FAX: (650) 637-1040
CA LICENSE #627936

Name / Address	Project

Pollack Financial	Revised
150 Portola Rd.	Rocketfuel Inc.
Portola Valley, CA	350 Marine Parkway
1st Floor
Redwood Shores, CA 94065

Description		Total

Womens Restroom		27,400,00
- Furr wall & fill-in existing sidelite
- Plumbing (one (1) toilet & one (1) sink)
- Saw cut & Fill-in
- Floor & Wainscot Tile
- Exhaust Fan
- Electrical
- Stone countertops with 4” stone backsplash
- Accessories

Mens Restroom/Shower		38,200.00
- Frame ceiling
- Frame & hang Densarmor Plus (wing wall for Shower)
- Plumbing (one (1) toilet, one (1) sink, two (2) urinals, & one (1) shower)
- Saw cut & Fill-in
- Floor & Wainscot Tile
- Waterproofing & Shower Tile
- Exhaust Fan
- Electrical
- Stone countertops with 4” stone backsplash
- Toilet/Urinal Partitions
- Accessories

- Move switches in six (6) offices		7,260.00
- Furnish and install six (6) clear aluminum borrowed lites to match door height (7’)

- Carpet (demo & install Designweave Carpet Tiles)		59,733.00

- Paint		16,250.00

Thank you for the opportunity to provide pricing for this project.
Total
APPROVED:	DATE:

2

JM LEHMAN CONSTRUCTION, INC.		PROPOSAL

1932 EUCALYPTUS AVE.	Date	Proposal #
SAN CARLOS, CA 94070	4/3/2012	20110179

TEL: (650) 593-6211
FAX: (650) 637-1040
CA LICENSE #627936

Name / Address	Project

Pollack Financial	Revised
150 Portola Rd.	Rocketfuel Inc.
Portola Valley, CA	350 Marine Parkway
1st Floor
Redwood Shores, CA 94065

Description				Total

- General Conditions, Supervision & Overhead				25,223.00

- 10% Contingency $19,338.00

* All work to be done during normal business hours

Exclusions:
- Drawings
- Permit Fees
- Fire Sprinklers (except Corner Offices)
- HVAC
- Life Safety

Payment is to be made as follows: Progress Payments

All material is guaranteed to be as specified. All work is to be completed in a manner according to standard practices. Any alteration or deviation from the specifications made involving extra costs will become an extra charge over and above the proposal.

THIS PROPOSAL MAY BE WITHDRAWN BY US IF NOT ACCEPTED WITHIN THIRTY (30) DAYS.

AUTHORIZED SIGNATURE		DATE:

ACCEPTANCE OF PROPOSAL — The above prices, specifications, and conditions are satisfactory and are hereby accepted. You are authorized to do the work as specified. Payment will be made as outlined above.

ACCEPTANCE SIGNATURE	/s/ lllegible	DATE:	4-3-12

Thank you for the opportunity to provide pricing for this project.
			Total	$194,991.00
APPROVED:	DATE:

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Exhibit C

Inventory of Lessor-Owned Cubicles

[See attached]

All Lessor owned Cubicles will be moved out of the Premises prior to teh Commencement Date by Lessee.

There shall be no Lessor Cubicles left in the Premises as of the Commencement Date.

Exhibit D

Suite 200 & Suite 300 Existing Extension Rights

Gabriel Investments (Suite 200)

•        Existing lease expires on December 31, 2012. Tenant has one (1) option to extend the term of the Lease for a period of five (5) years, which must be exercised, if at all, between April 1, 2012 and June 30, 2012.

Woodside Fund (Suite 300)

•        Existing lease expires on April 30, 2014. Tenant has one (1) option to extend for a period of five (5) years, which option must be exercised, if at all, between May 1, 2013 and July 31, 2013.

FOURTH AMENDMENT TO LEASE

350 Marine Parkway

Redwood City, California 94065

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”), dated for reference purposes as of May 1, 2013, is made and entered into by and between 350 MARINE PARKWAY LLC, a California limited liability company, hereafter referred to as “Lessor,” and ROCKET FUEL, INC., a Delaware corporation, hereafter referred to as “Lessee.”

RECITALS

A.            Lessor and Lessee entered into a lease dated as of February 17, 2009 (the “Original Lease”) of certain premises consisting of approximately 5,187 rentable square feet referred to as Suite 220 located on the second floor of the Building on the real property owned by Lessor commonly referred to as 350 Marine Parkway, Redwood City, California 94065.

B.            Lessor and Lessee entered into a First Amendment to Lease dated as of October 11, 2010 (the “First Amendment”) amending the Original Lease by, among other things, extending the term of the Original Lease, expanding the second floor premises leased by Lessee by approximately 4,328 rentable square feet from approximately 5,187 rentable square feet to a total of approximately 9,515 rentable square feet, and amending the Original Lease in certain other respects as set forth in the First Amendment.

C.            Lessor and Lessee entered into a Second Amendment to Lease dated as of February 25, 2011 (the “Second Amendment”) amending the Original Lease, as amended by the First Amendment, by expanding the Existing Premises on the second floor of the Building by approximately 90 rentable square feet from approximately 9,515 rentable square feet to approximately 9,605 rentable square feet.

D.            Lessor and Lessee entered into a Third Amendment to Lease dated as of March 22, 2012 (the “Third Amendment”) amending the Original Lease, as amended by the First Amendment, and the Second Amendment, to expand the Existing Premises to include Suite 100, the entire first floor of the Building consisting of approximately 14,572 rentable square feet, increasing the Premises to approximately 24,177 rentable square feet, to further extend the term of the Original Lease, and to amend the Lease in certain other respects, as set forth therein. The Original Lease as amended by the First Amendment, the Second Amendment, and the Third Amendment, is hereafter referred to as the “Lease.”

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.             Defined Terms.

(a)           Except as otherwise provided herein, all capitalized terms and phrases used but not defined in this Fourth Amendment shall have the meanings given to them in the Lease.

(b)           As used in this Fourth Amendment the “Existing Premises” refers to (1) Suite 220 consisting of approximately 9,605 rentable square feet on the second floor of the Building (5,187 + 4,328 + 90 = 9,605); and (2) Suite 100 consisting of approximately 14,572 rentable square feet on the first floor of the Building, for a total of approximately 24,177 rentable square feet in the Existing Premises. Lessor and Lessee now wish to enter into this Fourth Amendment to Lease to expand the Existing Premises to include Suite 200, located on the second floor of the Building consisting of approximately 5,660 rentable square feet (referred to in this Fourth Amendment as the “Expansion Premises”). The “Total Premises” refers to the sum of the Existing Premises and the Expansion Premises for a total of approximately 29,837 rentable square feet.

2.             Term.

(a)           Effective as of the Expansion Premises Commencement Date, Lessor hereby leases the Expansion Premises to Lessee and Lessee hereby leases the Expansion Premises from Lessor, subject to the terms and conditions of the Lease, as amended by this Fourth Amendment. The Commencement Date of the term of the Lease of the Expansion Premises (the “Expansion Premises Commencement Date”) shall be May 1, 2013 and the Expiration Date of the Lease of the Expansion Premises shall be October 31, 2014, unless sooner terminated in accordance with the provisions of the Lease. As of the Expansion Premises Commencement Date the Total Premises in the Building leased by Lessee consists of approximately 29,837 rentable square feet. An amended floor plan of the Total Premises is attached hereto as Exhibit A.

(b)           Lessor shall grant to Lessee early access to the Expansion Premises free of charge from the date of the execution and delivery of this Fourth Amendment by the parties through the Expansion Premises Commencement Date for Lessee’s office set up and Lessee’s painting and carpeting, provided that before Lessee shall have early access to the Expansion Premises, Lessee shall deliver to Lessor evidence that Lessee’s commercial general liability insurance coverage

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required by the Original Lease is in full force and effect. Except as set forth below, Lessee shall accept the Expansion Premises on the Expansion Premises Commencement Date in its “as is” condition. Except as otherwise provided in this Fourth Amendment, any Tenant Improvements to the Expansion Premises shall be made at Lessee’s expense provided that before any Tenant Improvement Work is commenced in the Expansion Premises Lessee shall obtain Lessor’s written approval of Lessee’s proposed Tenant Improvement Work. Lessor shall deliver possession of the Expansion Premises to Lessee in good, vacant broom clean condition, with all building systems in good working order and in compliance with all laws. Lessee’s acceptance of the Expansion Premises shall not be deemed a waiver of Lessee’s rights to have defects in the Expansion Premises repaired at no cost to Lessee. Lessee shall give notice to Lessor whenever any such defect becomes reasonably apparent, and Lessor shall repair such defect as soon as possible.

3.             Expansion. Premises Monthly Base Rent. Subject to the terms of Paragraph 2(a) above, commencing as of May 1, 2013, the Expansion Premises Commencement Date, and ending on October 31, 2014, the Expansion Premises Expiration Date, Lessee shall pay to Lessor Monthly Base Rent for the Expansion Premises determined on a full service basis, as follows:

Period	Rent/SF/Mo.	Sq. Ft.	Amount/Mo. Full Service

May 1, 2013 — April 30, 2014	$4.15	5,660	$23,489.00
May 1, 2014 — October 31, 2014	$4.2745	5,660	$24,193.67

4.             Lessee’s Share. With respect to the Expansion Premises, commencing January 1, 2014 through October 31, 2014, Lessee shall pay to Lessor Lessee’s Share (as defined below) of any increases in Operating expenses and Taxes over the 2013 base year. “Lessee’s Share” as used in this Fourth Amendment shall be the percentage calculated by dividing the number of rentable square feet of the Expansion Premises (5,660) by the total number of rentable square feet in the Complex (34,452 rentable square feet). The parties agree that Lessee’s Share of the Operating Expenses and Taxes payable by Lessee with respect to the Expansion Premises shall be 16.43% (5,660/34,452) based on the Expansion Premises consisting of approximately five thousand six hundred sixty (5,660) rentable square feet.

5.             Security Deposit. Lessor currently holds a Security Deposit from Lessee of Three Hundred Sixty Thousand Dollars ($360,000.00). Concurrently with the execution and delivery of this Fourth Amendment by Lessor and Lessee, Lessee shall pay to Lessor an additional Security Deposit in cash in the amount of Twenty-four Thousand One Hundred Ninety-three and Sixty-seven Hundredths Dollars

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($24,193.67) (one month of Monthly Base Rent for the Expansion Premises), increasing the Security Deposit to Three Hundred Eighty-four Thousand One Hundred Ninety-three and Sixty-seven Hundredths Dollars ($384,193.67).

6.             Option to Extend. If the Option to Extend in Paragraph 3(a) of the Original Lease, or in Paragraph 8 of the Second Amendment, is exercised the Expansion Premises shall be included in the Premises that the Option to Extend applies to.

7.             Right of First Offer.

(a)           Subject to the prior right granted by Lessor to Woodside Fund (Suite 300), in its existing lease, as set forth on Exhibit B attached hereto Lessor hereby grants to Lessee the right of first offer (“Right of First Offer”) to lease Suite 300 if said premises becomes available for lease pursuant to a direct lease from Lessor (not a sublease) at any time during the term of the Lease of the Expansion Premises. Lessee’s Right of First Offer is personal to Rocket Fuel, Inc. and any Permitted Affiliate of Lessee. Lessee’s Right of First Offer to lease Suite 300 shall be upon the following terms and conditions: provided that no event of default by Lessee (as defined in Paragraph 22 of the Original Lease) has occurred beyond any applicable notice and cure periods, and provided that Lessee has not assigned its interest in this Lease to any other party, (other than a Permitted Affiliate), and subject to the prior rights of Woodside Fund referred to above, when Suite 300 becomes available for lease Lessor shall deliver to Lessee written notice offering to lease such space to Lessee, specifying the number of rentable square feet of the space available for lease, and the terms upon which Lessor is willing to lease such space, including the Monthly Base Rent for such space, the date the space will be available for occupancy, and the term of the Lease for such space (“First Offer”). The space shall be offered to Lessee for lease “as is” in its then condition. Lessor shall have no obligation to construct any Tenant Improvements to such space. Lessee shall have five (5) business days after receipt of the First Offer within which to give written notice to Lessor of interest by Lessee’s management in leasing the offered space pursuant to Lessor’s First Offer. Failure of Lessee to deliver such written notice of interest within said period of five (5) business days following receipt of Lessor’s notice of the First Offer, or Lessee’s failure to deliver Lessee’s final written acceptance of Lessor’s First Offer within ten (10) business days following receipt of Lessor’s notice of the First Offer, shall be deemed a rejection of the First Offer, time being of the essence. If Lessee rejects the First Offer, Lessor shall have the right to lease all or any part of the space to another lessee party for a term, upon the same terms and conditions as set forth in the First Offer, provided that if Lessee rejects the First Offer and thereafter Lessor decides to offer to lease the space at a lower Monthly Base Rent or on materially more favorable terms than the terms contained in Lessor’s First Offer to Lease, Lessor shall re-offer

4

the space to Lessee in writing at the lower Monthly Base Rent or on such more favorable terms before offering the space to a third party at such lower Monthly Base Rent or on such more favorable terms (a “Reoffer”), and Lessee shall have three (3) business days after receipt of the Reoffer to accept the revised First Offer in writing, time being of the essence. If Lessee notifies Lessor in writing of Lessee’s final acceptance of Lessor’s First Offer or Reoffer within the time periods referred to above, then Lessee and Lessor shall execute and deliver an amendment to this Lease to include the space which shall become a part of the Total Premises for purposes of the Lease. The space shall be leased by Lessee at the then applicable Monthly Base Rent in Lessor’s First Offer (or such lower rent as is offered to Lessee in the Reoffer), and subject to all of the other terms and provisions of the Lease (as the same may be amended by the terms of the First Offer or Reoffer), excluding Paragraph 13 of the Original Lease, Tenant Improvement Work (Expansion Premises Tenant Improvement Work) if no tenant improvement allowance is provided in the First Offer or Reoffer.

(b)           The rights of Lessee under this Paragraph 7 shall be continuous through the term of the Lease of the Expansion Premises, as extended. Lessee’s rejection of any particular offer shall not relieve Lessor of its obligation to again offer Suite 300 to Lessee at any time that such space subsequently becomes available.

8.             Parking. The term “Lessee’s proportionate share of the parking facilities of the Complex” as used in Paragraph 26 of the Original Lease shall mean the parking facilities of the Complex such that from and after the Expansion Premises Commencement Date Lessee shall have the right to use on a non-reserved basis pursuant to Paragraph 26 of the Original Lease Lessee’s proportionate share of the parking facilities of the Complex based upon the total of 29,837 rentable square feet of the Existing Premises and the Expansion Premises (29,837/34,452 = 86.6%). Paragraph 26 of the Original Lease shall remain in effect subject to the foregoing increase.

9.             Real Estate Broker. Cornish & Carey Commercial Newmark Knight Frank (“Cornish & Carey”) represents both Lessor and Lessee with respect to this Fourth Amendment. Lessor shall pay a real estate commission to Cornish & Carey for its services in connection with this Fourth Amendment pursuant to a separate agreement between Lessor and Cornish & Carey. Except for Cornish & Carey, each party represents to the other that it has not had any dealings with any other real estate broker, agent, finder, or other person with respect to this Fourth Amendment, and each party shall indemnify, defend, and hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, agent, finder, or other person with whom the indemnifying party has or purportedly has dealt other than Cornish & Carey.

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10.          Continuing Effect. The parties acknowledge that except to the extent the Lease is amended by this Fourth Amendment the Original Lease as amended by the First Amendment, Second Amendment, the Third Amendment and this Fourth Amendment shall remain unmodified and in full force and effect and is hereby ratified and confirmed.

11.          Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages may be detached from counterparts and attached to a single copy of this Fourth Amendment to form one document.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date set forth above.

“Lessor”

350 MARINE PARKWAY LLC,
a California limited liability company

By:	/s/ James M. Pollock
James M. Pollock, Manager

By:	/s/ Lincoln Westcott
Lincoln Westcott, Manager

“Lessee”

ROCKET FUEL, INC.,
a Delaware corporation

By:	/s/ JoAnn Covington
Name:	JoAnn Covington
Its:	VP, General Counsel

By:	/s/ J. Peter Bardwick
Name:	J. Peter Bardwick
Its:	CFO

6

Exhibit A

Total Premises Floor Plan

[See attached]

EXHIBIT A

Premises

[FLOOR PLAN]

Exhibit A - Page 1

[FLOOR PLAN]

[FLOOR PLAN]

Exhibit B

Suite 300 Existing Extension Rights

Woodside Fund (Suite 300): Existing lease expires on April 30, 2014. Tenant has one (1) option to extend for a period of five (5) years, which option must be exercised, if at all, between May 1, 2013 and July 31, 2013.